SECURITIES AND EXCHANGE COMMISSION
                     Washington D.C. 20549

                           FORM N-lA


                   1940 Act File No. 811-4421



                REGISTRATION STATEMENT UNDER THE
                 INVESTMENT COMPANY ACT OF 1940

                        Amendment No. 17


               CO-OPERATIVE BANK INVESTMENT FUND
                   d/b/a Bank Investment Fund
       (Exact Name of Registrant as Specified in Charter)


                         75 Park Plaza
                Boston, Massachusetts 02116-3934
            (Address of Principal Executive Offices)

                         (617) 695-0415
                (Registrant's Telephone Number)


                      JAMES L. BURNS, JR.
             President and Chief Executive Officer
                      Bank Investment Fund
                         75 Park Plaza
                Boston, Massachusetts 02116-3934
            (Name and Address of Agent for Service)


                           Copies to:

                   ROBERT E. McLAUGHLIN, ESQ.
                       Steptoe & Johnson
                 1330 Connecticut Avenue, N.W.
                     Washington, D.C. 20036

Dated:   March 31, 1998


                 (86 Pages, including Exhibits)
PART A

Items 1-3.

         Not applicable, as this Registration Statement is filed only under the Investment Company Act of 1940 (the 1940 Act") and does not relate to the registration of any securities of the Registrant under the Securities Act of 1933.

Item 4.  General Description of Registrant; Risk Factors

         (a) (I) The Registrant is a corporation organized effective April 7, 1985 pursuant to a special act of the Commonwealth of Massachusetts (Massachusetts Acts of 1984, Chapter 482, as amended by Massachusetts Acts of 1986, Chapter 244, Massachusetts Acts of 1990, Chapter 277, Massachusetts
Acts of 1991, Chapter 285, and Massachusetts Acts of 1993, Chapter 147) (collectively, the "Charter"). The
Registrant's chartered name is the Co-operative Bank Investment Fund, and the Registrant does business under the name Bank Investment Fund. The Registrant commenced active operations on October 18, 1985. The Registrant was established to provide one or more mutual investment funds for Massachusetts cooperative banks and other institutions as described in Item 6(a). From October 18, 1985 through October 12, 1988, the Registrant's operations were performed through a single investment fund. On October 12, 1988, the Registrant organized a second fund as a money market fund. The Registrant is regulated by the Massachusetts Commissioner of Banks.

              The Registrant is an open-end management company. The Registrant operates as a diversified management company, but reserves the freedom of action to change its portfolio concentration to that of a nondiversified management company.

             (ii) The Registrant's current operation is performed through a no-load, diversified, open-end investment fund ("Fund One") and a no-load, diversified, open-end money market fund (the "Liquidity Fund") (Fund One and the Liquidity Fund are hereinafter referred to collectively as the "Funds"). The objective of each of the Funds is to maximize current income consistent with liquidity of assets and safety of principal. The fundamental restrictions and investment policies of the Registrant for Fund One and Liquidity Fund are described in the following two paragraphs.


             The Registrant has a policy of investing
         Fund One's assets principally in (A) cash on hand and due from banks, (B) balances payable upon demand or certificates of deposits due from a Massachusetts trust company or a national banking association or banking company, (C bonds and other direct obligations of the United States or obligations unconditionally guaranteed as to principal and interest by the United States,
        (D)bonds and notes of the Commonwealth of Massachusetts or any political subdivision thereof, which when purchased was rated A-1 by Standard & Poor's
         Corporation ("Standard & Poor's) or Prime-1 by
         Moody's Investors Service, Inc.("Moody's") or, if not rated, have been determined under procedures adopted and supervised by the Registrant's Board of Directors to be of comparable high quality, (E) certain federal agency obligations which have unexpired terms of five years or less, to include obligations of, or instruments issued by and fully guaranteed by, the Federal National Mortgage Association, debentures, bonds or other obligations issued by a Federal Home
         Loan Bank or consolidated Federal Home Loan Bank debentures or bonds issued by the Federal Home Loan
         Bank Board under the Federal Home Loan Bank Act, debentures issued by the federal central bank for co-operatives, or consolidated debentures issued by said Central Bank and the 12 regional Banks for co-operatives under the Farm Credit Act of 1933 or any successors thereto, collateral trust debentures or other similar obligations issued by any federal intermediate credit bank or consolidated debentures or other similar obligations issued by the 12 federal intermediate credit banks under the Federal Farm Loan Act, farm loan bonds issued by any federal loan bank under the Federal Farm Loan Act, and promissory notes representing domestic farm labor housing loans authorized by Section 514 of the Federal Housing Act of 1949, as amended by the Federal Housing Act of 1961,(F) repurchase agreements involving government securities, (G) debt instruments, to include, Federal funds and/or deposits in the Federal Home
         Loan Bank, deemed eligible for state banks legal liquidity by the Commonwealth of Massachusetts or the Commissioner of Banks, and (H) certain short-term money market instruments. Fund One's investment policy restricts it from investing more than 25% of its assets in the securities of any particular industry other than U.S. Government or Federal agency securities. Fund One's portfolio of investments was comprised of items (A), (B), (E), and
        (F) as of December 31, 1997.

             The Registrant has a policy of investing the Liquidity Fund's assets principally in
         (A) cash on hand and demand deposits due from banks;(B)certificates of deposit due from any trust company, national banking association, banking company, or any federally insured savings bank, co-operative bank or savings & loan association
         (C) bankers, acceptances; (D) bonds and other direct obligations of the United States or obligations unconditionally guaranteed as to principal and interest by the United States, and issues of U.S. Government agencies and instrumentalities which are established under the authority of an act of Congress; (E) bonds and notes of the Commonwealth of Massachusetts or any political subdivision thereof; which when purchased, are rated A-1 by Standard & Poor's Corporation ("Standard & Poor's) or Prime-1 by Moody's Investors Service, Inc.("Moody's") or, if not rated, have been determined under procedures adopted and supervised by the Registrant's Board of Directors to be of comparable high quality,(F)repurchase agreements; (G) commercial paper which, when purchased, is rated A-1 by Standard & Poor's Corporation ("Standard & Poor's) or Prime-1 by Moody's Investors Service, Inc.("Moody's") or, if not rated, has been determined under procedures adopted and supervised by the Registrant's Board of Directors to be of comparable high quality, including variable amount master demand notes and short-term obligations of corporations; (H)Second Tier securities to the extent permissible by Rule
         2a-7 of the Investment Company Act of 1940
        (no more than 5% of the Funds assets, in the
         aggregate, may be invested in "second tier"
         securities, with no more than 1% of the Fund's assets or one million dollars, whichever is greater, invested in the second tier securities of any one issuer) including commercial paper which when purchased is rated A-2 by Standard
         & Poor's or Prime-2 by Moody's or if not rated, has been determined under procedures adopted, and supervised by the Fund's Board of Directors to be of comparable quality. Commercial paper obligations in the second tier category may include variable amount master demand notes and short-term obligations of corporations;
        (I) any other debt instrument to include, Federal funds and/or deposits in the Federal
         Home Loan Bank, deemed eligible for state banks legal liquidity by the Commonwealth of Massachusetts or the Commissioner of Banks or the Commissioner of Banks; and (J) certain short-term money market instruments. All of the investments for the Liquidity Fund must have a maturity or remaining maturities of 397 days or less; except for, variable rate instruments, which provide for adjustment of interest rates on set dates(currently daily or weekly) and which upon such adjustment is expected to have a market values that approximate their par values, may have a final maturity in excess of 397 days, but for purposes of calculating the average maturity will be deemed to have a maturity equal to (1) the period remaining until the next readjustment of the interest rate if it is an instrument issued or guaranteed by the United States Government or any agency thereof, or (2) the longer of the period remaining until the next readjustment of the interest rate or the period remaining until the principal amount can be recovered through demand. The Liquidity Fund will maintain a dollar-weighted average maturity of 90 days or less. The Liquidity
         Fund may invest more than 25% of its assets in the banking industry. The Liquidity Fund's portfolio of investments was comprised of items
         (A), (B), (D), (G), (I) and (J) as of December
         31, 1997.

             The Registrant's board of directors has
         established procedures designed to stabilize the per share net asset value of shares of the Liquidity Fund at $1,000.
             Under repurchase agreements entered into by the Registrant, the Registrant purchases government securities from a seller subject to an unconditional agreement to sell the same securities or other assets back to the seller at a higher price. If a purchaser under such a repurchase agreement does not assure its interest by taking possession of a sufficient amount of assets, or the market value of such assets does not remain sufficient, the purchaser is at risk in the event that the seller under such agreement does not fulfill its obligations under the agreement. It is the Registrant's policy to minimize risk under such agreements by (a) having its custodian take possession of securities purchased under such agreements and
         (b) determining that the market value of the securities purchased under such an agreement is adequate to secure its interest at the time of purchase and over the life of the agreement.

              The Funds may enter into reverse repurchase agreements to meet short term liquidity needs of the Funds. These agreements may not be in excess of three business days. Any such borrowing would be limited to borrowing allowable under Section 18 of the Investment Company Act of 1940 and applicable regulations promulgated thereunder.

              Because holders of the shares of beneficial interest issued by the Registrant do not have voting rights (see Item 4 below), the objectives of the Registrant's Funds may be changed without a vote of those holders.

              The Registrant may establish in the future other distinct investment funds with investment objectives different from those which the Registrant has adopted for the Funds. The Registrant's Charter, however, restricts the Registrant's authority to invest its assets to certain specified types of securities and other property. See Item 13 of Part B, "Investment Objectives and Policies."

         (b)  No response is required.

         (c) (I) Lack of Management Control of the Registrant by the Investors. The shares of beneficial interest issued by the Registrant do not provide holders of such shares with any voting rights. The Registrant's Board of Directors is elected by the Registrant's incorporators, who are the directors of The Co-operative Central Bank (the "Central Bank"), which is the statutory reserve bank and excess deposit insurer for Massachusetts co-operative banks. The Registrant operates pursuant to an exemption from those provisions of the 1940 Act which require that shares of stock issued by a registered investment management company be voting shares.*


              (ii) Limited Transferability of Shares.  The
         Registrant's shares may not be issued to any persons other than those certain institutions identified as eligible investors under Item 6(a) below. The Registrant's shares may not be transferred by such


 ____________________
    *On October 17, 1985 the Securities and Exchange Commission issued an order pursuant to Section 6(c) of the 1940Act exempting the Registrant from Sections 13(a), 15(a), 16(a), and (b), 18(I), 22(d) and (e), 24(d), and 32(a) (2) and (3) of the 1940Act (File)
No. 812-6154). This order was amended by the Commission on July 16, 1986. On September 30, 1992 and December 21, 1993, the Commission issued further orders exempting the Registrant from Sections 13(a), 15(a), 16(a) and (b), 18(I), 22(d), and 13(a) (2)
and (3) of the 1940 Act (File Nos. 812-7847 and 812-8616,
respectively.



         investors to any persons other than other eligible investors(except that the shares may be pledged to such other persons, or may be transferred to the Central Bank). See Item 6, "Capital Stock and Other Securities." See also the footnote accompanying Item 4(c)(I) above.

          (iii) Officers and Employees Not Full-Time. The executive officers of the Registrant have significant duties as officers and employees of the Central Bank, and are not full-time employees of the Registrant. However, these officers devote to the Registrant's affairs such time as is reasonably necessary to conduct its business.

Item 5.    Management of the Funds

         (a) The Registrant's charter provides that its Board of Directors shall have full control of the business of the Registrant, except for certain powers retained by the Registrant's incorporators. In particular, the Board of Directors has authority to invest the Registrant's assets, subject to the limitations of the Registrant's Charter.

         (b) The Registrant does not currently employ the services of an investment advisor. Investment decisions for the Registrant are made by authorized officers of the Registrant, pursuant to authority delegated by the Registrant's Board of Directors. The Registrant reserves the right to appoint an investment advisor at any reasonable and customary fee as may be agreed when, in the opinion of the Registrant's Board of Directors, the use of such services would improve the Funds' performance.

         (c) The primary investment officer of the Funds is James L. Burns, Jr., President. He has held this position since inception of the Registrant in 1985. For more than 15 years prior to the inception of the Registrant, he managed investment portfolios for the Co-operative Central Bank and the State Street Bank and Trust Company, Boston, Massachusetts.

         (d) The Registrant does not currently utilize the services of any person (other than its directors, officers or employees) to provide significant administrative or business affairs management services to the registrant.

         (e) The Registrant does not utilize the services of a transfer agent or a dividend paying agent.


         (f) The Registrant has reimbursed the Central Bank for its proportionate share of expenses for facilities or services used in common by both the Registrant and the Central Bank, such as office rent, furniture and equipment. All fees and expenses for the Registrant are estimated and accrued daily. Actual operating expenses for the year ended December 31, 1997 were
 .453% of average net assets for Fund One and .161% of average net assets for the Liquidity Fund. Operating expenses of $36,800 were paid or accrued by Fund One as reimbursement to the Central Bank during the year ended December 31, 1997.

         The Liquidity Fund paid $39,900 to Fund One for its proportionate share of office rent, employee compensation, equipment and data processing, insurance and other general expenses in the year ended December 31, 1997.

         Expenses directly related to the operation of one of the Funds are charged to that Fund. Common and indirect expenses are allocated between the Funds in accordance with the annual budget as determined by the Board of Directors of the Corporation to be fair and equitable or on such other basis as the board of Directors of the Corporation may determine from time to time to be fair and equitable.

         (g) The Registrant does not engage in, or contemplate engaging in, any of the practices referred to in subsection (g) of item 5 of Form N-lA.

Item 5A. Not applicable, as this Registration Statement is filed only under the 1940 Act and does not relate to the registration of any securities of the Registrant under the Securities Act of 1933.




Item 6.    Capital Stock and Other Securities

          (a) The Registrant has no capital stock; beneficial ownership of the Registrant is represented by shares of beneficial interest divided into two classes, the Fund One Class and the Liquidity Fund Class. Each share within each such class is equal in every respect to every other share of that class.
The shares of beneficial interest in the Registrant do not provide holders of such shares with any voting rights. The right to elect the Registrant's board of directors is vested in the Registrant's incorporators, who are the directors of the Central Bank.
         Under the Registrant's Charter, its shares may not be issued to any persons other than Massachusetts co-operative banks, Massachusetts savings banks, the Co-operative Banks Employees Retirement Association, the Central Bank, the Massachusetts Co-operative Bank League, The Savings Bank Life Insurance Company of Massachusetts, the National Consumer Co-operative Bank, Massachusetts trust companies, credit unions incorporated in Massachusetts and federally chartered credit unions, savings banks and savings and loan associations with their principal places of business in Massachusetts and affiliates of other eligible investors in the Registrant. Notwithstanding these charter provisions, the Registrant is not currently offering its shares to any credit unions, the Co-operative Banks Employees Retirement Association, or the Massachusetts League of Community Banks (formerly called the Massachusetts Co-operative Bank League), nor is it offering its shares to any affiliate of an eligible investor other than a wholly-owned subsidiary of an otherwise eligible investor. Moreover, shares of the Liquidity Fund are not being offered to any affiliate of any eligible investor, but rather is offered to eligible banking institutions only. The Registrant's shares may not be transferred by eligible investors to any persons other than such eligible investors (except that the shares may be pledged to such other persons by such investors, or may be transferred to the Central Bank). If the Registrant's shares are acquired by any other person by operation of law or by foreclosure upon the pledge of such shares (or through transfer in the case of the Central Bank), and if such condition is known to the Registrant, no dividend may be paid on such shares after 30 days from the date of such acquisition. Furthermore, the Registrant must offer to repurchase the shares from such person at net asset value of the shares, less any dividends paid thereon, after said thirty days. If such offer is refused, the redemption price which the holder of such shares may obtain in any subsequent repurchase of those shares by the Registrant is limited to the net asset value of the shares as last determined during said thirty days. See Item 8, "Redemption or Repurchase," as to eligible shareholders, redemption rights.

         (b) As of the date of filing of this Registration
Statement, no person controls the Registrant within the meaning of subsection (b) of Item 6 of Form N-lA.

         (c) There is no authority in the Registrant's charter or by-laws for modification of the rights of the holders of the Registrant's shares of beneficial interest.

         (d) The Registrant does not have any authority to issue any securities other than its shares of beneficial interest.

         (e) Shareholder inquiries may be made to the Registrant in writing addressed to Bank Investment Fund, 75 Park Plaza,
Boston, Massachusetts 02116-3934. Telephone inquiries may be made by calling (617) 695-0415.

         (f) The Registrant's policy is to declare dividends from net income on each day the Funds are open for business and to make payments thereof to shareholders on a monthly basis.
Distributions of realized net capital gains, if any, are declared and paid once a year.

          Unless an investor elects in writing to receive dividends on a cash basis, dividends and distributions are credited to each investor's investment account as additional shares in the Registrant of the same class as the shares on which the dividend was paid, at net asset value on the date of payment. An investor wishing to change the method by which it receives dividends and distributions must notify the Registrant in writing at least one week before the effective date of such change.

         (g) The Registrant has and intends to continue to meet the requirements of Subchapter M of the Internal Revenue Code for regulated investment companies with respect to Fund One and intends to meet such requirements with respect to the Liquidity Fund and, therefore, will not be liable for federal income taxes to the extent that its earnings are distributed.

         Each of the Funds must meet several requirements to maintain its status as a regulated investment company. Among these requirements are that at least 90% of its gross income be derived from dividends, interest, payment with respect to securities loans or other disposition of securities and certain other income; that at the close of each quarter of its taxable year at least 50% of the value of its assets consist of cash and cash items, government securities, securities of other regulated investment companies and, subject to certain diversification requirements, other securities; and that no more than 30% of its gross income be derived from sales of securities held for less than three months.


         Dividends derived from interest, together with distributions of any short-term capital gains, are taxable as ordinary income whether or not reinvested in shares of the Registrant. Dividends of the Registrant will not qualify for the 85% dividends received provisions of the Internal Revenue Code for corporations. Investors in the Registrant may be proportionately liable for taxes on income and gains of the Registrant. The Registrant will inform its shareholders of the amount and nature of any income or gains.


Item 7.    Purchase of Securities Being offered

         (a)  Not applicable.

         (b) (I) The Registrant continuously offers shares of each class to all eligible investors and such shares (except shares of which the redemption price has become fixed under special conditions set forth in the Charter, as described under Item 6(a), "Capital Stock and Other Securities") are sold and redeemed by each Fund only at prices equal to the net asset value of the shares of such Fund's class outstanding. The net asset value per share for each Fund is determined by adding the value of all securities and other assets held by the applicable Fund, deducting liabilities of such Fund and dividing by the number of shares of such Fund's class outstanding.


               With respect to Fund One, investments in United States debt securities and agency securities are normally valued on the basis of valuations provided by market makers. Such prices are believed to reflect the fair value of such securities and take into account appropriate factors such as institutional size, trading in similar groups of securities, yield quality, coupon rate, maturity, type of issue, and other market data. Prices for securities with respect to which market quotations are not readily available will be determined on the basis of fair market value as determined in good faith by the Registrant's Board of Directors. The Liquidity Fund's investment securities are valued based on their amortized cost without taking into account unrealized appreciation or depreciation. The Registrant's Board of Directors has established procedures to stabilize the net asset value per share of the Liquidity Fund at $1,000.00.


              (ii) The net asset value per share for each Fund is determined as of the close of the New York Stock Exchange on days when the Registrant's custodian bank is open for business. The price at which an order is effected is based on the next calculation of net asset value after the order is placed.

              (iii)-(v) No sales charge will be made and no sales load will be involved in the distribution of any class of the Registrant's shares.

         (c) There are no special purchase plans or methods contemplated by the Registrant.

         (d) The minimum initial investment in the Registrant is $50,000 (although in certain cases the Registrant may require a larger minimum investment in accordance with the requirements of applicable securities laws). Additional investments may be made in any amount in excess of $50,000.


(e) The Registrant does not pay any "trail fees" as defined in subsection (e) of Item 7 of Form N-lA.

         (f) (I) The Registrant, by action of its Board of Directors, has adopted a plan under Rule 12b-1 of the 1940 Act for the payment of distribution expenses for the Funds (the "Plan"). The Plan provides for quarterly review by the Registrant's Board of Directors of the amount of and purposes for which expenditures were made under the Plan and an additional, more extensive annual review in determining whether the Plan will be continued. By its terms, continuation of the Plan from year to year is contingent on an annual approval (1) by a majority of the Registrant's Directors and (2) by a majority of the Directors who are not "interested persons" as defined in the 1940 Act and who have no direct or indirect financial interest in the operation of the Plan or any related agreements (the Directors described in (1) and (2) being herein referred to as the "Plan Directors"). The Plan may be terminated at any time by vote of a majority of the Plan Directors.

          (ii) The principal types of activities for which payments will be made pursuant to the Plan are: (1) Fees for membership in trade associations, including associations in which investors eligible to invest in one or more of the Funds are members; (2) Sponsorship of program activities at conferences attended by eligible investors, or attendance at such conferences by the Registrant's personnel, and related travel, meal and other expenses; (3) meals and other expenses, including travel expenses, related to business meetings with investors and potential investors in one or more of the Funds; (4) Personal items marked with the name or logo of the Registrant for distribution to investors or eligible investors in the Registrant; (5) Printing and postage expenses for written materials to be sent to eligible investors who are not shareholders in the Registrant; (6) Subscription to publications for re-distribution to eligible investors of the Registrant; (7) Formulation and implementation of marketing and promotional activities; (8) compensation to officer responsible for sales and customer service and (9) any other activities of a substantially similar nature which may result in the sale of Shares, either directly or through other persons with which the Registrant may enter into agreements related to the Plan in accordance with Rule 12b-1.


          (iii) There are no unreimbursed expenses incurred in any previous plan year and carried over to future plan years.


         The Plan is applicable to both Fund One and the Liquidity Fund. Any expenses incurred pursuant to the Plan which directly relate to the sale or distribution of shares of either Fund, e.g., printing and mailing of offering materials, will be allocated to and paid by the applicable Fund. Expenses which do not directly relate to the sale and/or distribution of shares of either Fund will be allocated between the Funds in accordance with the annual budget as determined by the Board of Directors of the Corporation to be fair and equitable or on such other basis as the board of Directors of the Corporation may determine from time to time to be fair and equitable.

Item 8.     Redemption or Repurchase

           (a) The Registrant will redeem shares of either class from shareholders of record, without any charge, at the per share net asset value next determined for such class after a request for redemption is received. Redemption may be requested, if authorized in advance and in writing, by telephone request to the Registrant. Shareholders also may make redemption requests by signed written request addressed to the Registrant. When the amount to be redeemed is at least $5,000, the Registrant will wire transfer the amount redeemed to a bank account designated by the shareholder.

         Payment for shares redeemed will be made by the Registrant within one business day, except as noted in Item 8(d) below. Redemption of shares or payment may be suspended at times
(a) when the New York Stock Exchange is closed, (b) when trading on said Exchange is restricted, (c) when an emergency exists as a result of which disposal by the Registrant of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Registrant to fairly determine the value of the net assets of the Funds, or (d) during any period when the Securities and Exchange Commission, by order, so permits; provided that applicable rules and regulations of the Securities and Exchange Commission shall govern as to whether the conditions prescribed in (b) or (c) exist.

         The Liquidity Fund reserves the freedom of action to invest more than 25% of its assets in the banking industry through Certificates of Deposit and Federal Funds sold in the ordinary course of its business.

         (b) The Registrant has not established any procedure whereby a shareholder can sell its shares to the Registrant through a broker/dealer.

         (c) The Registrant has not established any procedure which would permit it to redeem shares involuntarily in accounts below a certain number or value of shares.

         (d) The Registrant reserves the right to delay payment upon request for redemption up to seven business days after any investment that has been made with uncollected funds.


Item 9.   Pending Legal Proceedings

There are no legal proceedings pending to which the Registrant is a party.


























                             PART B


               STATEMENT OF ADDITIONAL INFORMATION


               CO-OPERATIVE BANK INVESTMENT FUND
                   d/b/a Bank Investment Fund


         This Statement of Additional Information is not a prospectus, and should be read in conjunction with Part A of the Registrant's Registration Statement, dated March 31, 1998 under the Investment Company Act of 1940 of which this Statement of Additional Information is a part. A copy of the entire Registration Statement, including Part A, may be obtained upon request from the Bank Investment Fund, 75 Park Plaza, Boston, Massachusetts 02116-3934, (617) 695-0415.


         Dated:   March 31, 1998

Item 11.   Table of Contents
Item No.                            Title                Page No.

12                  General Information and History          15

13                  Investment objectives and Policies       15

14                  Management of the Fund                   19

15                  Control Persons and Principal Holders    23
                    of Securities

16                  Investment Advisory and Other Services   24

17                  Brokerage Allocation                     27

18                  Capital Stock and Other Securities       27

19                  Purchase, Redemption and Pricing of      28
                    Securities Being Offered

20                  Tax Status                               30

21                  Underwriters                             30

22                  Calculations of Yield Quotations of      30
                    Money Market Funds

23                  Financial Statements                     31

Item 12.  General Information and History

         The Registrant commenced active operations as an investment company on October 18, 1985. General information regarding the Registrant is included under Item 4 of Part A of the Registration Statement of which this Statement of Additional
Information is a part.

Item 13.  Investment Objectives and Policies

         (a) The fundamental investment policies and restrictions of the Registrant followed in connection with the Registrant's operations are described under Item 4(a) of Part A of the Registration Statement of which this Statement of Additional Information is a part.

         The Registrant may establish other distinct investment funds with investment policies which differ from the policies to be followed with regard to the Registrant's current operations through the Funds. The Registrant is, however, limited in its discretion to establish investment policies by certain provisions of its Charter, which restrict the Registrant's authority to invest its assets to the following powers:

              (1) to make and acquire loans insured by the Federal Housing Administrator which are secured by mortgages on real property located within Massachusetts, or to service such loans;

              (2) to invest in debt obligations of the United States and Massachusetts, certain debt obligations of other states, certain debt obligations of Canada, debt obligations of certain other nations (subject to an aggregate three percent limitation), most federal agency obligations, debt obligations of Massachusetts municipalities and certain debt obligations of the municipalities of other states;

              (3) to invest in bonds and other evidences of indebtedness registered on a national securities exchange, or for which price quotations are available through publications of The National Quotation Bureau, Inc. or a comparable service, or through a national securities market established in accordance with
         Section 11A of the Securities Exchange Act of 1934, or securities commonly known as 'money market" instruments, including, but not limited to, commercial paper, banker's acceptances, certificates of deposit, repurchase agreements entered into with a bank and repurchase agreements with entities other than banks, provided that the term of such agreements may not be in excess of three business days;


              (4) to invest in shares of common stock or preferred stock, provided that, as regards common stock, such stock is registered on a national securities exchange, and, as regards preferred stock, the common stock of the corporation issuing or having issued such preferred stock, is so registered;

              (5) to invest in any shares of common stock or preferred stock, other than those registered on a national securities exchange, for which quotations are available through publications of The National Quotation Bureau, Inc. or any comparable service, or through a national securities market.

          The Registrant is not authorized to, and does not, invest in shares of common or preferred stock as described in paragraph (4) and (5) above in either Fund One or Liquidity Fund.

          The Registrant's authority to invest in the shares of common or preferred stock described in paragraph (5) above is limited by its Charter to 10% of the Registrant's total assets.

          Furthermore, the Registrant's Charter provides that no more than 5% of the Registrant's assets may be invested in the securities of any one issuer except for: (I) direct obligations of the United States; (ii) obligations unconditionally guaranteed by the United States; (iii) obligations of, or instruments issued by and fully guaranteed by, the Federal National mortgage Association; (iv) debentures, bonds or other obligations issued by a Federal Home Loan Bank or consolidated Federal Home Loan Bank debentures or bonds issued by the Federal Home Loan Bank Board under the Federal Home Loan Bank Act; (v) debentures issued by the central bank for co-operatives, or consolidated debentures issued by said central bank and the 12 regional banks for co-operatives under the Farm Credit Act of 1933 or any successors thereto; (vi) collateral trust debentures or other similar obligations issued by any federal intermediate credit bank or consolidated debentures or other similar obligations issued by the 12 federal intermediate credit banks under the Federal Farm Loan Act; (vii) farm loan bonds issued by any federal loan bank under the Federal Farm Loan Act; and (viii) promissory notes representing domestic farm labor housing loans authorized by
Section 514 of the Federal Housing Act of 1949, as amended by the Federal Housing Act of 1961.

          Fund One's investment policy restricts it from investing more than 25% of its assets in the securities of any particular industry other than U.S. Government or Federal agency securities.

          The Liquidity Fund may invest more than 25% of its assets in the banking industry through Certificates of Deposits and Federal Funds sold in the ordinary course of its business.

          (b) (1) The Registrant does not have any authority to issue any securities, including senior securities, other than the shares of beneficial interest which will be sold to eligible investors pursuant to the Registrant's Charter.

               (2)  The Registrant has no power under its
Charter or otherwise to engage in short sales, purchases on margin, or the writing of put or call options.

               (3) The Registrant may borrow money under its Charter, provided that the term of such borrowing may not be in excess of three business days. This authority is designed to meet short-term liquidity needs of the Registrant which might otherwise require liquidation of portfolio assets. Any such borrowing, including reverse repurchase agreements, would be limited to borrowing allowable under Section 18 of the 1940 Act and applicable regulations promulgated thereunder.

               (4)  The Registrant has no power under its
Charter to underwrite securities of other issuers, or to acquire securities that must be registered under the Securities Act of 1933 before they may be offered or sold to the public.

               (5)  As described in Item 4 of Part A of the
Registration Statement of which this Statement of Additional Information is a part, the investment policy for the Registrant's operation of the Funds is to maintain investments principally in assets which are eligible for inclusion in the reserve account which must be maintained by Massachusetts co-operative banks under Section 22 of Chapter 170 of the Massachusetts General Laws.
               (6)  As indicated above under Item 13(a)(1)
"Investment Objectives and Policies," the Registrant's Charter allows the Registrant to make and acquire certain real estate mortgage loans. The Registrant does not currently intend to exercise such power.

               (7)  The Registrant has no power under its
Charter to engage in the purchase or sale of commodities or commodity contracts.

               (8) Other than the securities which are of the nature excepted from Item 13(b)(8) of Form N-lA, the Registrant does not make loans to other persons, except that the Registrant may make short-term loans of portfolio securities to broker/dealers collateralized by securities received from such broker/dealers of like quality and value of which the Registrant will take possession.

               (9)  Fundamental investment policies and
restrictions of the Registrant for Fund one and Liquidity Fund, followed in connection with the Registrant's operations, are described under Item 4(a) of Part A of the Registration Statement of which this Statement of Additional Information is a part. The Registrant does not treat any other policy as a matter of "fundamental policy" pursuant to Section 8(b)(3) of the 1940 Act.



         (c) The Registrant does not have any significant investment policies other than as described above and in Item 4 of Part A of the Registration Statement of which this Statement of Additional Information is a part.

         (d) The portfolio turnover ratio of Fund One for the year ended December 31, 1997 was 25.9% as compared to 49.3% in 1996. Portfolio purchase and sale activity was lower in 1997 than in 1996. The established portfolio positions allowed management to limit its investment activity in 1997, primarily to new share investments and the reinvestment of maturing or called securities, in light of the declining interest rate environment in the third and fourth quarters of 1997.The portfolio turnover ratio of Fund One for the year ended December 31, 1996 was 49.3%. Portfolio transactions in 1996 were based upon yield curve opportunities in addition to reinvestment of maturities and called securities together with normal response to share investment and redemption activity.

          As described in Item 4(a)(ii) of Part A of the Registration Statement of which this Statement of Additional Information is a part, all of the investments for the Liquidity Fund must have a remaining maturity of 397 days or less and the Liquidity Fund will maintain a dollar weighted average maturity of 90 days or less. Due to the short-term nature of such a portfolio, investments are expected to be held to maturity, in most instances, except when redemption, market conditions, or other liquidity needs warrant sales in advance of maturity, except for, variable rate instruments which provide for adjustment of interest rates on set dates (currently daily or weekly) and which upon such adjustment can reasonably be expected to have a market value that approximates its par value may have a final maturity in excess of 397 days, but for purposes of calculating the average maturity will be deemed to have a maturity equal to (1) the period remaining until the next readjustment of the interest rate if it is an instrument issued or guaranteed by the United States Government or any agency thereof, or (2) the longer of the period remaining until the next readjustment of the interest rate or the period remaining until the principal amount can be recovered through demand.

Item 14.  Management of the Fund

         (a)

         (1)             (2)                   (3)

                       Position(s)
          Name         Held with        Principal Occupation(s)
      and Address      Registrant       during past 5 years

James L. Burns, Jr.    President and    President and Chief
75 Park Plaza          Chief Execu-     Executive Officer of the
Boston, MA 02116-3934  tive officer     Registrant and President
                                        (since November 1991) and
                                        Executive Vice President
                                        (from February 1973 to
                                        October 1991) of The
                                        Co-operative Central
                                        Bank, Boston,
                                        Massachusetts

William F. Casey, Jr.  Executive        Executive Vice President
75 Park Plaza          Vice President   of the Registrant and
Boston, MA 02116-3934                   Executive Vice President
                                        (since November 1991),
                                        Financial vice President
                                        (from May 1980 to October
                                        1991) and Treasurer of
                                        The Co-operative Central
                                        Bank, Boston,
                                        Massachusetts

Susan L. Ellis         Vice President   Vice President of
75 Park Plaza          and Treasurer    The Co-operative Central
Boston, MA 02116-3934                   Bank, Boston,
                                        Massachusetts, and
                                        Vice President of the
                                        Registrant, and (since
                                        March 1990) Treasurer
                                        of the Registrant

Jeremiah J. Foley      Vice President   Vice President of the
75 Park Plaza          and Clerk of     Registrant and Vice
Boston, MA 02116-3934  the Corpora-     President, and (since
                       tion             October 1990) Clerk of
                                        The Co-operative Central
                                        Bank, Boston,
                                        Massachusetts






         (a) (Cont'd)

    (1)                   (2)             (3)

                        Position(s)
    Name                Held with       Principal Occupation(s)
and Address             Registrant        during past 5 years


Robert E. Haley         Vice President  Vice President of the
75 Park Plaza                           Registrant since August
Boston, MA 02116-3934                   1990


Annemarie Lee           Vice President  Vice President (since
75 Park Plaza                           December 1993) and
Boston, MA 02116-3934                   Assistant President of
                                        the Registrant,
                                        (1987-1993), and employed
                                        in various capacities
                                        since 1979 with The
                                        Co-operative Central
                                        Bank, Boston,
                                        Massachusetts

Claire R. Bothwell      Director        Chairman of the Board
P.O. Box 849                            the Ware Co-operative
Ware, MA 01082                          Bank, Ware, Massachusetts

John T. Day             Director and    Chairman of the Board
430 W. Broadway         Chairman of     of Mount Washington
S. Boston, MA 02127     the Board       Co-operative Bank,
                                        S. Boston, Massachusetts

Robert F. Day           Director        President of The Needham
1063 Great Plain Ave.                   Co-operative Bank, Need-
Needham, MA 02192                       ham, Massachusetts

Charles P. Hooker       Director        Chairman of the Board of
70 South Street                         Pittsfield Co-operative
Pittsfield, MA 01202                    Bank,
                                        Pittsfield, Massachusetts

Frederic D. Legate      Director        President of The Sandwich
100 Old King's Highway                  Co-operative Bank,
Sandwich, MA 02563                      Sandwich, Massachusetts








         (a) (Cont'd)

   (1)                    (2)                      (3)

                        Position(s)
    Name                Held with      Principal Occupation(s)
and Address             Registrant       during past 5 years

Walter A. Murphy        Director and   Chairman of the Board of
P.O. Box 557            Clerk of the   Falmouth Co-Operative
Falmouth, MA 02541      Board          Bank,
                                       Falmouth, Massachusetts

Charles G. Peterson     Director       Member of the Board of The
1010 Washington St.                    Braintree Co-operative
S. Braintree, MA 02184                 Bank, S. Braintree,
                                       Massachusetts

         (b)   Not applicable.

         (c) The following table sets forth, for each of the three highest paid officers and directors of the Registrant whose total direct or indirect remuneration from the Registrant exceeded $60,000 and for all directors and officers of the Registrant as a group, all direct and indirect remuneration paid or accrued by the Registrant for services in all capacities during the year ended December 31, 1997.

     (1)               (2)               (3)             (4)
Name of Person,      Aggregate        Pension or       Estimated
Position             Compensation     Retirement       Annual
                     From Registrant  Benefits Accrued Benefits
                     (1)              As Part of       Upon(2)
                                      Fund Expenses    Retirement
__________________________________________________________________

Claire R. Bothwell
Director                  $  3,000             0                0

John T. Day
Director and Chairman
of the Board                 4,000             0                0

Robert F. Day
Director                     4,000             0                0

Charles P. Hooker
Director                     4,000*            0                0

Frederic D. Legate
Director                     3,000*            0                0

Walter A. Murphy
Director and Clerk of
the Board                    4,100             0                0

Charles G. Peterson
Director                     4,100             0                0

James L. Burns, Jr.
President and Chief
Executive Officer           81,730          3,360         107,655

William F. Casey, Jr.
Executive Vice President    51,000          3,957          99,250

Susan L. Ellis
Vice President              57,250          5,725         128,003


Robert E. Haley
Vice President             105,696         10,500          76,853

Officers and              $388,209        $30,175        $621,138
 Directors
 as a Group
 (thirteen
 persons
 including
 the above)

__________________________

(1) Includes Directors fees; does not include health and hospitalization insurance benefits provided to all salaried employees of the Registrant pursuant to plans which do not discriminate in favor of officers and directors; Does not include remuneration paid by the Co-operative Central Bank for services provided to such Bank.

(2) Includes all estimated benefits accrued with respect to the Co-operative Banks Employees' Retirement Association (the retirement association for the Central Bank, the Registrant, Massachusetts co-operative banks, and certain other institutions), whether attributable to the Central Bank or the Registrant.

 *  The above figures are deferred compensation totaling $7,000.

_______________________________

Item 15.   Control Persons and Principal Holders of Securities

         (a) No person is in a control relationship with the Registrant.

         (b) As of February 28, 1998 the following five (5) investors of Fund One and one investor of Liquidity Fund owned of record 5% or more of the shares of beneficial interest.
The shares of beneficial interest do not provide the holders of such shares with any voting rights.

                                              % of ownership,
                                              both beneficially
                         Holder                 and of record

Fund One

         The Co-operative Central Bank                 14.03%
         Boston, Massachusetts

         Needham Co-operative Bank
         Needham, Massachusetts                        10.13%

         Pittsfield Co-operative Bank
         Pittsfield, Massachusetts                      6.68%

         Mt. Washington Co-operative Bank
         S.Boston, Massachusetts                        5.96%

         United Co-operative Bank
         W. Springfield, Massachusetts                  5.79%

Liquidity Fund

         MassBank for Savings
         Melrose, Massachusetts                          8.95%



       (c) The directors and officers of the Registrant are not eligible to hold the equity securities of the Registrant; the Registrant's Charter limits its eligible shareholders to certain Massachusetts banks and certain other institutions. The directors are also directors and/or officers of co-operative banks which own beneficial interests in shares of the Funds.

Item 16.  Investment Advisory and Other Services

         (a)-(b) The Registrant does not currently utilize the services of an investment advisor. Investment decisions for the Registrant are made by authorized officers of the Registrant, subject to authority delegated by the Registrant's Board of Directors. The Registrant reserves the right to appoint an investment advisor at any reasonable and customary fee as may be agreed when, in the opinion of the Registrant's Board of Directors, the use of such services would improve the Funds' performance.

         (c)-(d) See Item 5(e) of Part A of the Registration Statement of which this Statement of Additional Information is apart for a discussion of the Registrant's reimbursement arrangement with the Central Bank in connection with operating expenses paid by the Central Bank on behalf of the Registrant.

         (e) No person other than a director, officer or employee of the Registrant furnishes advice to the Registrant with respect to investments.

         (f) See Item 7(f) of Part A of the Registration Statement of which this Statement of Additional Information is a part for a discussion of the Plan adopted by the Registrant pursuant to which it will incur expenses related to the distribution of each class of Shares. The expenditures to be made pursuant to the Plan may not exceed an amount calculated at the rate of .12% per annum of the average daily net assets of each of the Funds with respect to direct expenses and of both of the Funds with respect to indirect expenses.









         (I)  The Registrant spent $242,878 ($156,988
              Fund One and $85,890 Liquidity Fund) in the year ended December 31, 1997 for the following activities indicated under the Plan:

                    (A)  $1,906 and $439 for advertising in
                    trade journals and similar publications for Fund One and Liquidity Fund which the Registrant determines are likely to be read by representatives of eligible investors;

                    (B)  $9,583 and $9,775 for printing and
                    mailing the offering materials for Fund
                    One and Liquidity Fund to eligible
                    investors which are not currently owners of shares of such Funds;

                    (C, D and F) No amounts were spent for the activities described in Item 16(f)(I) (C, D and F) of the instructions to Form N-lA; and

                    (E)  $86,214 and $42,464 for compensation,
                    payroll taxes and benefits to officer
                    responsible for sales and customer service;

                    (G-1) $13,951 and $6,871 for sponsorship of annual subscriptions on behalf of participating investors to IDC Financial
                    Publishing, Inc.;

                    (G-2) $13,627 and $6,712 for other
                    promotional material;

                    (G-3) $15,546 and $7,657 for sponsorship of and/or attendance at conferences and conventions of banking and other groups including eligible investors as members or participants; and

                    (G-4) $15,257 and $11,472 for other related expenses (telephone, travel, etc.).

         (ii) No interested person of the Registrant or director of the Registrant who is not an interested person of the Registrant has or will have any direct or indirect financial interest in the operation of the Plan, except that compensation, payroll taxes and other benefits to an officer responsible for sales and customer service are deemed by the Registrant to be expenses related to the distribution of the Registrant's shares and counted toward the limits of the Plan.

         (iii) The Registrant is required by applicable state statute to distribute offering materials and periodic reports to all entities which are eligible investors of the Funds. The
         Registrant believes that the investors in the Funds will benefit from expenditures made to ensure that the Funds are operated in accordance with applicable state law and from the spread of the Funds, operating expenses over a larger pool of Fund assets resulting from increased subscriptions to the Funds.

         (g) The portfolio securities of the Registrant are held by a commercial bank pursuant to a custodian agreement.

         (h) The Registrant's custodian is State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110. This custodian holds cash and investments, other than Federal funds sold, and investments held under custody include certificates of deposit. The Fund maintains Federal funds sold balances with qualified national banks located in Massachusetts and Massachusetts state chartered banks, including State Street Bank and Trust Company. While the banks utilized have been determined by the officers and directors of the Fund to qualify as custodian banks themselves, the Fund acts as self custodian for Federal funds sold.

         The Registrant's independent public accountant is Parent, McLaughlin & Nangle, Certified Public Accountants, Inc., 176 Federal Street, Boston, Massachusetts 02110. This firm functions as the Registrant's auditors in the preparation of annual financial statements required by federal and state law, and provides general accounting services to the Registrant.

         The Registrant has also made arrangements with Parent McLaughlin & Nangle to increase the audit scope of their 1998 engagement and thereafter to include the confirmation of its federal funds sold position at least three times during the fiscal year, at least two of which shall be chosen by such accountants without prior notice to the Fund, in accordance with paragraph (f) of Rule 17f-2.





         (I) Not applicable.

Item 17.  Brokerage Allocation

         (a) Transactions in portfolio securities are effected, by or through broker/dealers chosen by the Registrant.
Securities are received, delivered or exchanged by the Registrant's custodian bank in connection with such transactions upon written instructions received from such brokers or representatives of the Registrant. The Registrant has to date purchased and sold securities at prices reflecting broker/dealer markup and for which no separate commission has been paid. Information regarding the amount of broker/dealer markups are not provided by broker/ dealers and it is not possible to calculate the aggregate amount of such markups; however, the Registrant monitors securities prices available from a number of broker/dealers to ensure that competitive prices for securities purchases are obtained.

          (b)  Not applicable.

          (c) The Registrant selects broker/dealers on the basis of prior experience of the Registrant's management with various broker/dealers and monitors the reliability and quality of their services to ensure that services rendered are comparable, and that securities prices paid and commissions paid, if any, are competitive, with those of other qualified broker/dealers.

          (d)  Not applicable.

          (e)  Not applicable.


Item 18.   Capital Stock and Other Securities

          (a) (I) Section 3 of the Registrant's Charter provides that the Registrant will have no capital stock; beneficial ownership of the Registrant is represented by shares of beneficial interest without par value divided into Fund One Class shares and Liquidity Fund Class shares. Such shares are referred to as the Registrant's shares.

              (ii) (A) The declaration of dividends is in the discretion of the Registrant's Board of Directors, subject to certain limitations specified in the Registrant's Charter.

             (B) For the reasons stated in the response to Item 6, "Capital Stock and other Surplus," of Part A of the Registration Statement of which this Statement of Additional Information is a part, there are no securities of the Registrant having voting rights.

              (C) All shares of each class of the Registrant's shares have equal rights upon any liquidation to the assets of the Fund for which such class of shares was issued.

              (D) Holders of the Registrant's shares do not have pre-emptive rights.


              (E) Holders of the Registrant's shares do not have any conversion rights.

              (F) See Item 8, "Redemption or Repurchase," of Part
          A of the Registration Statement of which this Statement of Additional Information is a part for a discussion of the redemption provisions applicable to the Registrant's shares.

             (G) There are no sinking fund provisions applicable to the Registrant's shares.

             (H) Holders of the Registrant's shares have no liability to further calls or to assessments by the Registrant.

        (b) Not applicable.

Item 19.  Purchase, Redemption and Pricing of Securities Being
          Offered

        (a) See Item 7(b) of Part A of the Registration
Statement of which this Statement of Additional Information is a part as to the manner in which the Registrant's shares are offered to eligible investors.

        (b) The Registrant's shares are offered and sold pursuant to a private offering to eligible investors. The offering price of the shares of each Fund's class is the net asset value per share of that Fund's shares as of the date of purchase of such shares. The net asset value per share for each class of the Registrant's shares is determined by the Registrant as of the close of trading on the New York Stock Exchange (currently 4:00 p.m. New York time) on days when the Registrant's custodian bank is open for business. The net asset value per share for each Fund is computed by taking the value of all assets of the applicable Fund, subtracting its liabilities, and dividing by the number of shares of such Fund's class outstanding.

           With respect to Fund One, investments in United States government and Federal agency debt securities held by the Registrant are normally valued on the basis of valuations provided by market makers. Such prices are believed to reflect the fair value of such securities and take into account appropriate factors such as institutional size, trading in similar groups of securities, yield quality, coupon rate, maturity, type of issue, and other market data.

          The Liquidity Fund's investment securities are valued based on their amortized cost without taking into account unrealized appreciation or depreciation. This method of valuation involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Liquidity Fund would receive if it sold the instrument.

          The valuation of portfolio instruments based upon their amortized cost and the concomitant maintenance of the Liquidity Fund's per share net asset value of $1,000 is permitted in accordance with Rule 2a-7 of the 1940 Act, subject to the adherence by the Liquidity Fund to certain conditions. The Liquidity Fund must (I) maintain a dollar-weighted average maturity of 90 days or less, (ii) purchase only instruments having remaining maturities of one year or less, and (iii) invest only in securities determined by the Registrant's Board of directors to present minimal credit risks and which are of high quality as determined by a major rating service, or, in the case of any instrument which is not rated, which are of comparable quality as determined by the Registrant's Board of Directors. The Board of Directors has established procedures designed to stabilize the Liquidity Fund's net asset value per share at $1,000. Such procedures will include review of the Liquidity Fund's investments by the Board of Directors, at such intervals as they may deem appropriate, to determine whether the Liquidity Fund's net asset value calculated by using available market quotations deviates from $1,000 per share and, if so, whether such deviation may result in material dilution or is otherwise unfair to existing shareholders. In the event the Board of Directors determines that such a deviation exists, it will take such corrective action as it regards as necessary and appropriate, including (I) the sale of portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity, (ii) withholding dividends, or (iii) establishing a net asset value per share by using available market quotations.

          The information requested in Instructions 2 and 4 of
Item 19 are not applicable to either of the Registrant's Funds and the information requested in Instruction 6 of Item 19 is not applicable to Fund One. A specimen price make up sheet, as requested by Instruction 5, is furnished as part of Exhibit 17.

         (c) The Registrant has not received an order of exemption from Section 18(f) of the 1940 Act from the Commission nor filed a notice of election pursuant to Rule 18f-1.

Item 20.  Tax Status

          See discussion under Item 6(g) of Part A of the Registration Statement of which this Statement of Additional
Information is a part.

Item 21.  Underwriters

          This item is not applicable to the Registrant because there are no underwriters currently distributing its securities nor is such a method of distribution contemplated.

Item 22.  Calculations of Yield Quotations

         (a) Yield. The yield for the Liquidity Fund for the seven-day period ended December 31, 1997 was 5.60%. Yield is calculated based on the 7-day period ending on the date of the most recent statement of Assets and Liabilities as included herein, using the formula prescribed by Item 22(a)(I) of Form N-lA. A schedule of the computation of yield is furnished as part of Exhibit 16.

         (b)(I) Total Return. The total return for Fund One for the year ended December 31, 1997 was 7.12%. Total return for the five years ended December 31, 1997 was 5.44%. Total return for the ten years ended December 31, 1997 was 7.23%.

         Fund One's total return for each of the foregoing periods was computed by finding, through the use of the formula prescribed by Item 22(b)(I) of Form N-lA, the average annual compounded rates of return over the period that equates an assumed $1,000 invested to the value of the investment at the end of the period. For purposes of computing total return, income dividends and capital gains distributions paid on shares of Fund One are assumed to have been reinvested when received. A schedule of the computation of total return is furnished as part of Exhibit 16.




         (ii) Yield. The yield for Fund One for the thirty-day period ended December 31, 1997 was 5.99%. Yield is calculated based on the 30-day period ending on the date of the most recent statement of Assets and Liabilities as included herein, using the formula prescribed by Item 22(b)(ii) of Form N-lA. A schedule of the computation of yield is furnished as part of
Exhibit 16.

Item 23.  Financial Statements

         Financial Statements of Fund One of the Registrant for the year ended December 31, 1997 and the report of the Registrant's independent certified public accountants thereon for the year ended December 31, 1997 are included herewith.
Financial Statements of the Liquidity Fund of the Registrant for the year ended December 31, 1997 and the report of the Registrant's independent certified public accountants thereon for the year ended December 31, 1997 are also included herewith.





                    BANK INVESTMENT FUND - FUND ONE


                         FINANCIAL STATEMENTS

                  For the year ended December 31, 1997

                     INDEPENDENT AUDITOR'S REPORT



TO THE SHAREHOLDERS AND BOARD OF DIRECTORS
   BANK INVESTMENT FUND - FUND ONE
      BOSTON, MASSACHUSETTS

   We have audited the accompanying statement of assets and liabilities of Bank Investment Fund - Fund One, including the schedule of portfolio investments, as of December 31, 1997, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the selected per share data and ratios for each of the ten years in the period then ended. These financial statements and per share data and ratios are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and per share data and ratios based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and per share data and ratios are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1997, by correspondence with the custodians. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements and selected per share data and ratios referred to above present fairly, in all material respects, the financial position of Bank Investment Fund - Fund One as of December 31, 1997, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the selected per share data and ratios for each of the ten years in the period then ended, in conformity with generally accepted accounting principles.


                                  Parent, McLaughlin & Nangle
                                  Certified Public Accountants

Member of the SEC Practice Section, American Institute of Certified Public Accountants
January 30, 1998



                        BANK INVESTMENT FUND--FUND ONE

                    STATEMENT OF ASSETS AND LIABILITIES
                               December 31, 1997



ASSETS:
  INVESTMENTS IN SECURITIES, at value (Identified cost $138,695,885)      $ 139,029,654

  REPURCHASE AGREEMENTS                                                       2,770,000

  INTEREST RECEIVABLE                                                         2,450,787

  CASH                                                                           19,831
                                                                          -------------

      TOTAL ASSETS                                                          144,270,272
                                                                          -------------

LIABILITIES:
  DIVIDENDS PAYABLE                                                             507,680

  ACCRUED EXPENSES                                                              154,094
                                                                          -------------

      TOTAL LIABILITIES                                                         661,774
                                                                          -------------

NET ASSETS: (Equivalent to $983.7517 per share based on 145,980.4309
 shares of beneficial interest outstanding)                               $ 143,608,498
                                                                          =============

REPRESENTED BY:
  Paid-in Capital                                                         $ 160,539,166
  Accumulated net losses on investments                                     (17,264,431)
  Unrealized appreciation of investments--net                                   333,763
                                                                          -------------

      TOTAL NET ASSETS                                                    $ 143,608,498
                                                                          =============

                     See notes to financial statements.


                        BANK INVESTMENT FUND--FUND ONE

                           STATEMENT OF OPERATIONS
                        Year Ended December 31, 1997



INVESTMENT INCOME                                                        $  9,508,140

EXPENSES:
  Compensation, payroll taxes and benefits--officers         $ 209,902
  Compensation, payroll taxes and benefits--other               91,682
  Distribution expenses                                        156,988
  Occupancy                                                     64,544
  Professional fees                                             32,615
  Other expenses                                                27,409
  Equipment and data processing                                 24,900
  Meetings and travel                                           22,550
  Directors' fees                                               17,600
  Postage and telephone                                         15,300
  Insurance expense                                              5,600
                                                             ---------
      TOTAL EXPENSES                                                          669,090
                                                                         ------------
      INVESTMENT INCOME--NET                                                8,839,050
                                                                         ------------

REALIZED AND UNREALIZED GAIN ON INVESTMENTS:
  Net realized gain on investments                                              5,078
  Change in net unrealized appreciation (depreciation) on
   investment securities                                                    1,330,580
                                                                         ------------
      Net realized and unrealized gain on investments                       1,335,658
                                                                         ------------
      NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS               $ 10,174,708
                                                                         ============

                     See notes to financial statements.


                        BANK INVESTMENT FUND--FUND ONE

                     STATEMENT OF CHANGES IN NET ASSETS



                                                                   Year Ended December 31,
                                                               -------------------------------
                                                                   1997              1996
                                                               -------------     -------------

INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS:
  Investment income--net                                       $   8,839,050     $   9,572,248
  Net realized gain on investments                                     5,078           119,293
  Unrealized appreciation (depreciation)--net                      1,330,580        (3,497,470)
                                                               -------------------------------

      Net increase in net assets resulting from operations        10,174,708         6,194,071

DIVIDENDS TO SHAREHOLDERS FROM:
  Investment income--net                                          (8,839,050)       (9,572,248)

TRANSACTIONS IN SHARES OF BENEFICIAL INTEREST--NET INCREASE
 (DECREASE)                                                       (9,318,402)        8,414,388
                                                               -------------------------------
      TOTAL INCREASE (DECREASE) IN NET ASSETS                     (7,982,744)        5,036,211

NET ASSETS:
  Beginning of year                                              151,591,242       146,555,031
                                                               -------------------------------

  End of year                                                  $ 143,608,498     $ 151,591,242
                                                               ===============================

                     See notes to financial statements.


                        BANK INVESTMENT FUND--FUND ONE

                          PORTFOLIO OF INVESTMENTS
                              December 31, 1997

Obligations of Federal Agencies--96.8%

                                               Par         Coupon      Maturity Date           Value
                                          -------------    ------    -----------------     -------------

Federal Farm Credit Banks                 $   2,500,000    6.40%          07/25/00         $   2,507,031
                                              2,000,000    6.05           02/12/01             1,993,125
                                              2,500,000    6.19           03/19/01             2,517,188
                                              2,000,000    6.20           04/09/01             2,013,750
                                              2,500,000    6.78           01/15/02             2,517,969
                                          -------------                                    -------------
                                          $  11,500,000             (Cost $  11,500,000)   $  11,549,063
                                          -------------                                    -------------

Federal Home Loan Bank                    $   2,000,000    5.595%         02/16/99         $   1,996,875
                                              3,000,000    7.88           02/09/00             3,124,688
                                              1,000,000    6.00           12/14/00             1,000,937
                                              2,000,000    6.24           12/20/00             2,000,625
                                              2,500,000    6.12           01/24/01             2,494,531
                                              1,985,000    5.745          01/25/01             1,965,150
                                              2,000,000    5.735          02/13/01             1,980,625
                                              2,000,000    6.04           02/14/01             1,991,875
                                              2,000,000    6.00           02/21/01             1,990,625
                                              5,000,000    5.945          03/05/01             4,978,125
                                              1,000,000    6.27           03/12/01             1,000,000
                                              5,000,000    6.09           03/21/01             5,018,750
                                              2,500,000    6.51           05/25/01             2,498,438
                                              5,000,000    6.48           01/08/02             5,028,125
                                              2,000,000    7.02           02/05/02             2,000,625
                                              4,000,000    6.72           08/28/02             3,998,750
                                              3,000,000    6.60           09/03/02             3,015,000
                                          -------------                                    -------------
                                          $  45,985,000             (Cost $  45,985,000)    $  46,083,744
                                          -------------                                    -------------

Federal Home Loan Mortgage Corporation    $   2,000,000    7.98%          01/19/00         $   2,083,750
                                              2,000,000    7.70           03/13/00             2,009,375
                                              2,000,000    7.28           05/08/00             2,014,375
                                              1,000,000    6.32           11/13/00             1,000,937
                                              2,000,000    5.99           03/06/01             1,990,625
                                          -------------                                    -------------
                                          $   9,000,000             (Cost $   8,999,752)   $   9,099,062
                                          -------------                                    -------------

Federal National Mortgage Association     $   5,000,000    7.85%         09/10/98          $   5,073,438
                                              1,500,000    5.75          12/10/98              1,495,781
                                              2,500,000    6.34          07/17/00              2,504,687
                                              2,000,000    6.08          12/12/00              1,994,375
                                              1,000,000    6.06          12/22/00                996,875
                                              2,000,000    6.00          12/29/00              1,992,500
                                              2,000,000    5.84          01/19/01              1,985,625
                                              3,000,000    5.82          01/30/01              2,975,625
                                              1,000,000    5.85          02/06/01                992,812
                                              8,000,000    6.05          03/12/01              7,965,000
                                              2,500,000    6.37          03/22/01              2,507,812
                                              3,000,000    6.45          04/12/01              3,011,250
                                              4,500,000    6.40          05/02/01              4,547,813
                                              2,500,000    7.00          01/14/02              2,500,000
                                              2,500,000    6.375         01/16/02              2,528,125
                                              2,500,000    6.52          12/10/02              2,502,344
                                              5,000,000    6.45          12/16/02              5,012,500
                                              2,000,000    6.15          12/26/02              2,000,000
                                          -------------                                    -------------
                                          $  52,500,000             (Cost $  52,484,885)   $  52,586,562
                                          -------------                                    -------------

Government National Mortgage Association  $     502,672    6.50%        11/15/07           $     505,657
                                              3,239,813    6.50         07/15/08               3,259,050
                                              1,199,215    6.50         10/15/08               1,206,335
                                              1,822,975    6.50         11/15/08               1,833,799
                                                410,886    6.50         12/15/08                 413,326
                                                705,345    5.50         12/15/08                 679,115
                                              2,821,023    7.50         03/15/22               2,890,667
                                              3,383,994    7.00         10/15/22               3,412,547
                                              3,337,566    7.00         05/15/23               3,365,727
                                          -------------                                    -------------
                                          $  17,423,489             (Cost $  17,635,620)   $  17,566,223
                                          -------------                                    -------------

Student Loan Marketing Association        $   2,000,000    7.723%       01/25/99           $   2,045,000
                                          -------------                                    -------------
                                                                    (Cost $   1,990,628)

Certificates of Deposit--0.0%

NCB Savings Association                   $     100,000    5.75%       01/16/98            $     100,000
                                          -------------                                    -------------
                                                                    (Cost $     100,000)

                                                                    (Cost $ 138,695,885)   $ 139,029,654
                                                                                           -------------

Repurchase Agreement--1.9%

$ 2,770,000                               Repurchase Agreement dated December 31, 1997
                                          with PaineWebber, Inc. due January 2, 1998
                                          with respect to $2,650,000 U.S. Treasury Notes
                                          8.875% due February 15, 1999--maturity value
                                          of $2,770,885 for an effective yield of 5.75%.

                                                                   (Cost $   2,770,000)    $   2,770,000
                                                                                           -------------

Total Investments--98.7%                                           (Cost $ 141,465,885)    $ 141,799,654
                                                                                           -------------

Other assets in excess of liabilities--1.3%                                                    1,808,844
                                                                                           -------------

Net assets--100%                                                                           $ 143,608,498
                                                                                           =============



                        BANK INVESTMENT FUND--FUND ONE

                        NOTES TO FINANCIAL STATEMENTS


NOTE 1. Organization:

      The Bank Investment Fund (the "Corporation") was organized effective April 7, 1985 pursuant to a Special Act of the Commonwealth of Massachusetts (Acts of 1984, Chapter 482, as amended,) under its chartered name "Co-operative Bank Investment Fund" and does business under the name "Bank Investment Fund." The Corporation is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The Corporation invests and manages two mutual investment funds derived from the voluntary subscriptions made by eligible investors.

      Fund One (the "Fund") is a no-load, diversified, open-end investment fund. Fund shares are currently offered to the following eligible investors: Massachusetts Co-operative Banks, Massachusetts Savings Banks, Massachusetts Trust Companies, The Co-operative Central Bank Reserve Fund, The Savings Bank Life Insurance Company of Massachusetts, the National Cooperative Bank, and directly or indirectly wholly-owned subsidiaries of such institutions.

      Because more than one fund will be operated by the Corporation, operating expenses related directly to a single fund operation will be charged directly to that fund. Common or indirect expenses will be allocated among funds in proportion to the ratio of the net assets of each fund to total net assets of the Corporation or on such other basis as the Board of Directors of the Corporation may determine from time to time to be fair and equitable.

NOTE 2. Significant Accounting Policies:

      The Fund's financial statements are prepared in accordance with generally accepted accounting principles which require the use of management estimates. The policies described below are followed consistently by the Fund in the preparation of its financial statements.

Investment security valuation:

      U.S. debt securities are normally valued on the basis of valuations provided by market makers. Such prices are believed to reflect the fair value of such securities and to take into account appropriate factors such as institutional size trading in similar groups of securities, yield quality, coupon rate, maturity, type of issue, and other market data. Securities for which market quotations are not readily available will be valued at fair value using methods determined in good faith by or at the direction of the Board of Directors.

Accounting for investments:

      Security transactions are accounted for on the trade date (date the order to buy or sell is executed). In computing net investment income prior to January 1, 1997, the Fund did not amortize premiums or accrete discounts on fixed income securities in the portfolio, except those original issue discounts for which amortization is required for federal income tax purposes. Since January 1, 1997, the Fund amortizes premiums or accretes discounts on related fixed income securities, which change had an immaterial effect on investment income. Additionally, with respect to market discount on bonds issued after July 18, 1984, a portion of any capital gain realized upon disposition may be recharacterized as taxable ordinary income in accordance with the provisions of the 1984 Tax Reform Act. Realized gains and losses on security transactions are determined on the identified cost method.

Repurchase agreements:

      It is the policy of the Fund to require the custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian bank's vault, all securities held as collateral in support of repurchase agreement investments. Additionally, procedures have been established by the Fund to monitor, on a daily basis, the market value of each repurchase agreement's underlying investments to ensure the existence of a proper level of collateral.

Federal income taxes:

      The Corporation's policy is to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no federal income tax provision is required. The Fund realized a gain of $5,078 during 1997, which will be offset by the available capital loss carryforward, resulting in a remaining capital loss carryforward of ($6,325,981) at December 31, 1997. Such capital loss carryforward will reduce the Fund's taxable income arising from future net realized gain on investments, if any, to the extent permitted by the Internal Revenue Code, and thus will reduce the amount of the distributions to shareholders which would otherwise be necessary to relieve the Fund of any liability for federal income tax. Such capital loss carryforward will expire on December 31, 1998 ($2,419,562), and 2003 ($3,906,419).

Dividends to shareholders:

      The Fund distributes all of its net investment income on a daily basis. Dividends are declared on each day that the Fund is open for business. Investors receive dividends in additional shares unless they elect to receive cash. Payment is made in additional shares at the net asset value on the payable date or in cash, on a monthly basis. Distributions of otherwise taxable realized net capital gains, if any, are declared and paid once each year and are reinvested in additional shares at net asset value or, at each shareholder's option, paid in cash.

Net asset value:

      The net asset value per share is determined daily by adding the appraised value of all securities and all other assets, deducting liabilities and dividing by the number of shares outstanding.

NOTE 3. Security Transactions:

      The cost of securities purchased and the proceeds from the sales of securities, all of which were Obligations of Federal Agencies, (excluding short-term investments) aggregated $45,496,300 and $37,005,078, respectively for the year ended December 31, 1997. As of December 31, 1997, unrealized appreciation of investments was $333,763; accumulated net realized loss on investment transactions totaled ($17,264,431).

NOTE 4. Distribution Expenses:

      The Fund has adopted a Plan of Distribution (the "Plan"), pursuant to rule 12b-1 under the Investment Company Act of 1940, to use the assets of the Fund to finance certain activities relating to the distribution of its shares to investors. The Plan authorizes the Fund to pay for the cost of preparing, printing, and distributing offering circulars to prospective investors, for certain other direct or indirect marketing expenses, direct payments to sales personnel, and for the cost of implementing and operating the Plan. Plan expenses may not exceed an amount computed at an annual rate of .12 of 1% of the Fund's average daily net assets. The Fund paid or accrued $156,988 (.11% of average net assets) pursuant to this Plan for the year ended December 31, 1997.

NOTE 5. Pension Plans:

      The Fund is a participating employer in the Co-operative Banks Employees Retirement Association, and has, in effect, a Defined Contribution Plan covering all eligible officers and employees. Under the plan, contributions by employees are doubled by the Fund, up to a maximum of 10% of each employee's salary. Effective January 1, 1989, the Fund also participates in a Defined Benefit Plan, which covers all eligible employees, and is funded currently. The Fund's contributions to these multi-employer plans for the year ended December 31, 1997 was $35,176.

NOTE 6. Shares of Beneficial Interest:

      Chapter 482 of the Acts of 1984, as amended, of the Commonwealth of Massachusetts permits the directors to issue an unlimited number of full and fractional shares of beneficial interest (no par, non-voting, with a stated value of $1,000 per share). As of December 31, 1997 capital paid-in aggregated $160,539,166.

      Transactions in shares of beneficial interest are summarized as follows:

                                                    Year Ended                      Year Ended
                                                December 31, 1997               December 31, 1996
                                          -----------------------------    ---------------------------
                                             Shares          Amount          Shares          Amount
                                          ------------    -------------    -----------    ------------

Sold                                       2,216.1487     $  2,170,000     23,700.6936    $ 23,325,618
Issued in reinvestment of dividends        2,790.7661        2,724,117      3,244.8810       3,159,951
                                          ------------------------------------------------------------
                                           5,006.9148        4,894,117     26,945.5746      26,485,569
Redeemed                                  14,536.5484       14,212,519     18,549.7702      18,071,181
                                          ------------------------------------------------------------
Net increase (decrease)                   (9,529.6336)    $ (9,318,402)     8,395.8044    $  8,414,388
                                          ============================================================

NOTE 7. Transactions With Related Parties:

      The Incorporators of the Corporation are the Directors of The Co-operative Central Bank, which is the statutory reserve bank and insurer of deposits in excess of Federal deposit insurance limitations for Massachusetts co-operative banks. The Board of Directors of the Corporation is elected by the Incorporators.

      The Fund has reimbursed The Co-operative Central Bank for its proportionate share of expense items used in common by both the Fund and The Co-operative Central Bank. All fees and expenses for the Fund are estimated and accrued daily. Actual operating expenses for the year ended December 31, 1997 was .45% of average net assets. Operating expenses paid to the Central Bank for the year ended December 31, 1997 was $36,800.










                   BANK INVESTMENT FUND - LIQUIDITY FUND


                         FINANCIAL STATEMENTS

                  For the year ended December 31, 1997


                     INDEPENDENT AUDITOR'S REPORT



TO THE SHAREHOLDERS AND BOARD OF DIRECTORS
   BANK INVESTMENT FUND - LIQUIDITY FUND
      BOSTON, MASSACHUSETTS

We have audited the accompanying statement of assets and liabilities of Bank Investment Fund - Liquidity Fund, including the schedule of portfolio investments, as of December 31, 1997, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the selected per share data and ratios for each of the ten periods in the period then ended. These financial statements and per share data and ratios are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and per share data and ratios based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and per share data and ratios are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1997, by correspondence with the custodians. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bank Investment Fund - Liquidity Fund as of December 31, 1997, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the selected per share data and ratios for each of the ten periods in the period then ended, in conformity with generally accepted accounting principles.


                                  Parent, McLaughlin & Nangle
                                  Certified Public Accountants

   Member of the SEC Practice Section, American Institute of Certified Public Accountants
January 30, 1998



                    BANK INVESTMENT FUND--LIQUIDITY FUND

                     STATEMENT OF ASSETS AND LIABILITIES
                              December 31, 1997



ASSETS:
  INVESTMENTS, at cost which approximates value                $ 234,252,515

  INTEREST RECEIVABLE                                              1,281,073

  CASH                                                               188,563
                                                               -------------

      TOTAL ASSETS                                               235,722,151
                                                               -------------

LIABILITIES:
  DIVIDENDS PAYABLE                                                  456,766

  OTHER ACCRUED EXPENSES                                              60,921
                                                               -------------

      TOTAL LIABILITIES                                              517,687
                                                               -------------

NET ASSETS: (Equivalent to $1,000 per share based on
 235,204.4649 shares of beneficial interest outstanding)       $ 235,204,464
                                                               =============

REPRESENTED BY:
  Paid-in Capital                                              $ 235,204,464
                                                               =============


                     See notes to financial statements.


                    BANK INVESTMENT FUND--LIQUIDITY FUND

                           STATEMENT OF OPERATIONS
                        Year Ended December 31, 1997


INVESTMENT INCOME                                                           $ 12,453,997

EXPENSES:
  Compensation, payroll taxes and benefits--officers           $ 103,426
  Compensation, payroll taxes and benefits--other                 45,174
  Distribution expenses                                           85,890
  Occupancy                                                       31,800
  Professional fees                                               24,793
  Other expenses                                                  15,588
  Bank service fees                                               15,128
  Equipment and data processing                                   12,245
  Meetings and travel                                             11,140
  Directors' fees                                                  8,600
  Printing and postage                                             5,715
  Insurance expense                                                2,796
                                                               ---------
      TOTAL EXPENSES                                                             362,295
                                                                            ------------

      INVESTMENT INCOME--NET                                                  12,091,702
                                                                            ------------

      NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                  $ 12,091,702
                                                                            ============

                     See notes to financial statements.


                    BANK INVESTMENT FUND--LIQUIDITY FUND

                     STATEMENT OF CHANGES IN NET ASSETS


                                                            Year Ended December 31,
                                                         ------------------------------
                                                             1997             1996
                                                         -------------    -------------

INCREASE IN NET ASSETS RESULTING FROM OPERATIONS:
  Investment income--net                                 $  12,091,702    $  12,774,375

DIVIDENDS TO SHAREHOLDERS FROM:
  Investment income--net                                   (12,091,702)     (12,774,375)

TRANSACTIONS IN SHARES OF BENEFICIAL INTEREST--NET
 INCREASE (DECREASE)                                        24,996,908      (34,942,957)
                                                         ------------------------------

      TOTAL INCREASE (DECREASE) IN NET ASSETS               24,996,908      (34,942,957)

NET ASSETS:
  Beginning of year                                        210,207,556      245,150,513
                                                         ------------------------------

  End of year                                            $ 235,204,464    $ 210,207,556
                                                         ==============================


                     See notes to financial statements.


                    BANK INVESTMENT FUND--LIQUIDITY FUND

                          PORTFOLIO OF INVESTMENTS
                              December 31, 1997

Obligations of Federal Agencies--11.1%


                                                                                                      Amortized
                                                    Par         Coupon         Maturity Date             Cost
                                               -------------    -------    ---------------------    -------------

Federal Home Loan Bank                         $   5,000,000    5.87%            01/30/98           $   5,000,000
Federal National Mortgage Association              2,000,000    5.625            02/12/98               2,000,000
Federal National Mortgage Association              2,000,000    5.74             06/09/98               2,000,000
Student Loan Marketing Association                 3,000,000    5.82             01/23/98               3,000,000
Student Loan Marketing Association--Floater       14,000,000    5.649**          08/02/99              14,000,000
                                               -------------                                        -------------
                                               $  26,000,000               (Value $  25,977,500)    $  26,000,000
                                               -------------                                        -------------
Certificates of Deposit--4.8%

Avon Cooperative Bank                          $     250,000    5.625%           05/01/98           $     250,000
Ben Franklin Savings Bank                          1,000,000    5.50             01/30/98               1,000,000
Ben Franklin Savings Bank                            300,000    5.65             06/26/98                 300,000
Bank of Fall River, a Cooperative Bank               500,000    5.75             01/21/98                 500,000
Fidelity Cooperative Bank                            500,000    5.50             01/28/98                 500,000
Foxborough Savings Bank                              250,000    5.75             01/15/98                 250,000
Foxborough Savings Bank                              200,000    5.50             04/01/98                 200,000
Foxborough Savings Bank                              300,000    5.75             06/01/98                 300,000
Haymarket Cooperative Bank                           500,000    5.50             02/02/98                 500,000
Haymarket Cooperative Bank                           500,000    5.55             05/01/98                 500,000
Hyde Park Cooperative Bank                           250,000    5.50             02/03/98                 250,000
Lowell Cooperative Bank                              200,000    5.50             02/05/98                 200,000
Marlborough Cooperative Bank                         500,000    5.50             01/27/98                 250,000
Marlborough Cooperative Bank                         250,000    5.75             07/02/98                 250,000
Marlborough Cooperative Bank                         250,000    5.85             09/30/98                 500,000
Mechanics Cooperative Bank                           500,000    6.00             06/26/98                 500,000
Mt. Washington Cooperative Bank                      600,000    5.70             01/14/98                 600,000
Mt. Washington Cooperative Bank                      300,000    5.55             02/25/98                 300,000
Mt. Washington Cooperative Bank                      450,000    5.65             06/18/98                 450,000
NCB Savings Bank                                     100,000    5.55             04/06/98                 100,000
Pittsfield Cooperative Bank                          500,000    5.60             03/27/98                 500,000
Pittsfield Cooperative Bank                          500,000    5.50             04/27/98                 500,000
South Weymouth Savings Bank                          500,000    5.50             02/09/98                 500,000
Weymouth Savings Bank                              1,000,000    5.75             01/23/98               1,000,000
Weymouth Savings Bank                              1,000,000    5.50             02/25/98               1,000,000
                                               -------------                                        -------------
                                               $  11,200,000               (Value $  11,200,000)    $  11,200,000
                                               -------------                                        -------------

Commercial Paper--54.5%

Anheuser Busch Corp.                           $   5,000,000    5.68%*            01/16/98          $   4,987,378
Anheuser Busch Corp.                               5,000,000    5.64*             01/21/98              4,983,550
American Tel. & Tel. Corp.                         5,000,000    5.63*             02/23/98              4,957,775
Baltimore Gas & Electric Corp.                     6,000,000    5.67*             01/07/98              5,993,385
Bank One Funding Corp.                             5,000,000    5.78*             01/29/98              4,976,719
Bank One Funding Corp.                             4,179,000    5.80*             02/06/98              4,154,088
Cargill Inc.                                       3,000,000    5.55*             01/09/98              2,995,838
Cargill Inc.                                       4,000,000    5.59*             01/16/98              3,990,062
Carolina Power & Light Co.                         5,200,000    5.73*             01/26/98              5,178,481
Coca-Cola Co.                                      6,000,000    5.68*             01/08/98              5,992,427
Consolidated Natural Gas Co.                       6,000,000    6.05*             01/09/98              5,990,925
Ford Motor Corp.                                   4,000,000    5.63*             01/05/98              3,996,872
General Electric Co.                               5,000,000    5.68*             01/12/98              4,990,533
General Electric Co.                               6,000,000    5.64*             02/10/98              5,961,460
Gillette Co.                                       3,000,000    5.70*             01/06/98              2,997,150
Kimberly-Clark Corp.                               3,000,000    5.68*             01/29/98              2,986,273
Lucent Technologies, Inc.                          5,000,000    5.65*             01/08/98              4,993,722
Merrill Lynch & Co., Inc.                          3,000,000    5.81*             01/08/98              2,996,127
Merrill Lynch & Co., Inc.                          6,000,000    5.72*             01/13/98              5,987,607
Metropolitan Life Insurance Inc.                   5,000,000    5.75*             02/09/98              4,968,056
National Rural Utilities, Inc.                     4,000,000    5.70*             02/18/98              3,968,967
PHH Corp.                                          3,000,000    5.73*             02/17/98              2,977,080
PHH Corp.                                          5,000,000    5.73*             02/20/98              4,959,412
Sherman-Williams Co.                               4,000,000    5.70*             01/15/98              3,990,500
USAA Capital Corp.                                 5,000,000    5.71*             02/03/98              4,973,036
USAA Capital Corp.                                 3,000,000    5.69*             02/24/98              2,973,921
Vermont American Corp.                             6,000,000    5.71*             01/02/98              5,998,097
Vermont American Corp.                             4,000,000    5.55*             01/06/98              3,996,300
                                               -------------                                        -------------
                                               $ 128,379,000               (Value $ 127,915,741)    $ 127,915,741
                                               -------------                                        -------------

Short-Term Corporate Bonds and Notes--12.6%

American Financial Corp.                       $   1,000,000    7.48%             03/02/98          $   1,003,127
Chase Manhattan Bank                               3,300,000    6.625             01/15/98              3,301,254
Coca-Cola Co.                                      1,000,000    7.875             09/15/98              1,014,013
First Union Bank Corp.                             1,500,000    6.75              01/15/98              1,500,571
Ford Motor Corp.                                   4,139,000    5.625             12/15/98              4,130,386
Ford Motor Corp.                                   1,000,000    6.45              02/11/98              1,000,866
Ford Motor Corp.                                   2,000,000    9.70              06/10/98              2,034,135
GE Capital Corp.                                   1,000,000    7.95              02/02/98              1,002,020
GMAC Corp.                                         1,000,000    5.625             10/22/98                998,525
GMAC Corp.                                         1,500,000    6.20              12/07/98              1,504,319
International Lease Finance Corp.                    750,000    8.125             01/15/98                750,733
International Lease Finance Corp.                  3,000,000    5.87              02/13/98              3,000,450
International Lease Finance Corp.                  1,000,000    7.68              11/02/98              1,014,667
Morgan Stanley & Co.                               3,000,000    6.125             01/05/99              3,007,009
Northern Trust Co.                                 1,500,000    9.15              03/13/98              1,510,114
Pepsico Inc.                                         200,000    6.125             01/15/98                200,030
Transamerica Financial Corp.                         500,000    6.75              01/15/98                500,180
Upjohn & Co.                                       2,050,000    6.25              02/02/98              2,051,117
                                               -------------                                        -------------
                                               $  29,439,000               (Value $  29,527,941)    $  29,523,516
                                               -------------                                        -------------

Federal Funds Sold--16.8%

BankBoston                                     $  10,000,000    5.50%             01/02/98          $  10,000,000
Boston Safe Deposit and Trust Co.                  9,065,859    5.25              01/02/98              9,065,859
Fleet Bank, N.A.                                  10,000,000    5.50              01/02/98             10,000,000
U.S. Trust Co.                                    10,547,400    5.563             01/02/98             10,547,400
                                               -------------                                        -------------
                                               $  39,613,259               (Value $  39,613,259)    $  39,613,259
                                               -------------                                        -------------


Total Investments--99.6%                                                   (Value $ 234,234,441)    $ 234,252,515
                                                                                                    -------------

Other assets in excess of liabilities--0.4%                                                               951,949
                                                                                                    -------------

Net assets--100%                                                                                    $ 235,204,464
                                                                                                    =============

--------------------
<F*>   Annualized yield on date of purchase.
<F**>  Rate changes weekly.


                     See notes to financial statements.


                    BANK INVESTMENT FUND--LIQUIDITY FUND

                        NOTES TO FINANCIAL STATEMENTS


NOTE 1. Organization:

      The Bank Investment Fund (the "Corporation") was organized effective April 7, 1985 pursuant to a Special Act of the Commonwealth of Massachusetts (Acts of 1984, Chapter 482, as amended,) under the chartered name "Co-operative Bank Investment Fund" and does business under the name "Bank Investment Fund." The Corporation is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The Corporation invests and manages two mutual funds derived from the voluntary subscriptions made by eligible banks.

      Liquidity Fund (the "Fund") is a no-load, diversified, open-end money market fund, which commenced operations on October 12, 1988. Fund shares are currently offered to the following eligible investors:
Massachusetts Co-operative Banks, Massachusetts Savings Banks, Massachusetts Trust Companies, The Co-operative Central Bank Reserve Fund, The Savings Bank Life Insurance Company of Massachusetts and the National Cooperative Bank.

      Because more than one fund will be operated by the Corporation, operating expenses related directly to a single fund operation will be charged directly to that fund. Common or indirect expenses will be allocated among funds in proportion to the ratio of the net assets of each fund to total net assets of the Corporation or on such other basis as the Board of Directors of the Corporation may determine from time to time to be fair and equitable.

NOTE 2. Significant Accounting Policies:

      The Fund's financial statements are prepared in accordance with generally accepted accounting principles which require the use of management estimates. The policies described below are followed consistently by the Fund in the preparation of its financial statements.

Accounting for investments:

      Security transactions are accounted for on the trade date (date the order to buy or sell is executed). The Fund's investment securities are carried at their amortized cost, which does not take into account unrealized appreciation or depreciation. Interest income is accrued on all debt securities on a daily basis and includes accretion of original issue discount.

Repurchase agreements:

      It is the policy of the Fund to require the custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian bank's vault, all securities held as collateral in support of repurchase agreement investments. Additionally, procedures have been established by the Fund to monitor, on a daily basis, the market value of each repurchase agreement's underlying investments to ensure the existence of a proper level of collateral.

Federal income taxes:

      The Corporation's policy is to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no federal income tax provision is required.

Dividends to shareholders:

      The Fund distributes all of its net investment income on a daily basis. Dividends are declared on each day that the Fund is open for business. Investors receive dividends in additional shares unless they elect to receive cash. Payment is made in additional shares at the net asset value on the payable date or in cash, on a monthly basis. Distributions of realized net capital gains, if any, are declared and paid once each year and are reinvested in additional shares at net asset value or, at each shareholder's option, paid in cash.

Net asset value:

      The net asset value per share is determined daily by dividing the value of all investment securities and all other assets, less liabilities, by the number of shares outstanding. The Fund has established procedures reasonably designed to stabilize the net asset value per share at $1,000.

NOTE 3. Shares of Beneficial Interest:

      Chapter 482 of the Acts of 1984, as amended by Chapter 244, Acts of 1986, of the Commonwealth of Massachusetts permits the directors to issue an unlimited number of full and fractional shares of beneficial interest (no par, non-voting, with a stated value of $1,000 per share).

      Transactions in shares of beneficial interest are summarized as follows:


                                                   Year Ended                       Year Ended
                                               December 31, 1997                December 31, 1996
                                         -----------------------------    -----------------------------
                                            Shares          Amount           Shares          Amount
                                         ------------    -------------    ------------    -------------

Sold                                     763,373.3134    $ 763,373,313    784,710.5650    $ 784,710,565
Issued in reinvestment of dividends        7,740.8565        7,740,856      7,679.4060        7,679,406
                                         --------------------------------------------------------------
                                         771,114.1699      771,114,169    792,389.9710      792,389,971
Redeemed                                 746,117.2619      746,117,261    827,332.9277      827,332,928
                                         --------------------------------------------------------------
Net increase (decrease)                   24,996.9080    $  24,996,908    (34,942.9567)   $ (34,942,957)
                                         ==============================================================


NOTE 4. Distribution Expenses:

      The Fund has adopted a Plan of Distribution (the "Plan"), pursuant to rule 12b-1 under the Investment Company Act of 1940, to use the assets of the Fund to finance certain activities relating to the distribution of its shares to investors. The Plan authorizes the Fund to pay for the cost of preparing, printing, and distributing offering circulars to prospective investors, direct payments to sales personnel, for certain other direct or indirect marketing expenses, and for the cost of implementing and operating the Plan. Plan expenses may not exceed an amount computed at an annual rate of .12 of 1% of the Fund's average daily net assets. The Fund paid or accrued $85,890 (.04% of average net assets) pursuant to the Plan for the year ended December 31, 1997.

NOTE 5. Pension Plans:

      The Fund is a participating employer in the Co-operative Banks Employees Retirement Association, and has, in effect, a Defined Contribution Plan covering all eligible officers and employees. Under the Plan, contributions by employees are doubled by the Fund, up to a maximum of 10% of each employee's salary. Effective January 1, 1989, the Fund also participates in a Defined Benefit Plan, which covers all eligible employees, and is funded currently. The Fund's contributions to these multi-employer plans for the year ended December 31, 1997 was $17,325.

NOTE 6. Transactions With Related Parties:

      The Incorporators of the Corporation are the Directors of The Co-operative Central Bank, which is the statutory reserve bank and insurer of deposits in excess of Federal deposit insurance limitations for Massachusetts co-operative banks. The Board of Directors of the Corporation is elected by the Incorporators.

      The Fund reimburses The Co-operative Central Bank and/or the Bank Investment Fund--Fund One for its proportionate share of expense items used in common. All fees and expenses for the Fund are estimated and accrued daily. Annual operating expenses were .16% of the Fund's net assets for the year ended December 31, 1997. As reimbursement of allocated expenses, the Fund paid or accrued $39,900 to the Bank Investment Fund-- Fund One, for the year ended December 31, 1997.






                                PART C

                    OTHER INFORMATION NOT REQUIRED
                             IN PROSPECTUS







Item     24.  Financial Statements and Exhibits


         (a) Financial Statements of Fund One of the Registrant for the year ended December 31, 1997 and the report of the Registrant's independent certified public accountants for the year ended December 31, 1997 are included in Part B above. Financial Statements of the Liquidity Fund of the Registrant for the year ended December 31, 1997 and the report of the Registrant's independent certified public accountants thereon for the year ended December 31, 1997 are also included in Part B above.

      (b)      Exhibits:

      1. Copy of the Registrant's charter, being Chapter 482 of the Acts of 1984 of the Commonwealth of Massachusetts, as amended by Chapter 244 of the Acts of 1986 of the Commonwealth of Massachusetts and Chapters
         277 and 285 of the Acts of 1990 and 1991, respectively, of the Commonwealth of
         Massachusetts (filed as Exhibit 1 to
         Amendment 11 of the Registrant's Registration statement on Form N-lA, dated March 30, 1992, and incorporated herein by reference) and as further amended by Chapter 147 of the Acts of 1993 of the Commonwealth (filed as Exhibit 1 to Amendment 13 of the Registrant's
         Registration Statement on Form N-lA, dated
         March 25, 1994, and incorporated herein as reference).

     2. Copy of the By-Laws of the Registrant as amended and restated as of March 20, 1997

     3.  None.

    4.  None.

    5.  None

    6.  None

     7.  Copy of the Sixth Amendment of the Defined
         Contribution Plan dtd December 12, 1997 and a copy of the Second Amendment of the Defined Benefit Plan dtd September 23, 1997.
         A copy of Defined Contribution Plan and Defined
         Benefit Plan was filed as Exhibit 7 to
         Amendment 16 of the Registrant's Registration
         Statement on Form N1-A, dated March 27, 1997,
         And incorporated herein by reference.

     8.  Copy of the safekeeping agreements
         between the Registrant and the State
         Street Bank and Trust Company dated
         December 20, 1996. (filed as Exhibit 8 to
         Amendment 16 of the Registrant's Registration
         Statement on Form N-1A, dated March 27, 1997, and incorporated herein by reference).

     9.  None.

     10. Not applicable.

     11. Not applicable.

     12. Not applicable.

     13. None.

     14. None.

     15. Plan of Distribution Pursuant to Rule
         12b-1, as amended. (filed as Exhibit 15 to Amendment 16 of the Registrant's Registration statement in Form N-1A, dated March 27, 1996, and incorporated herein by reference).

     16. Computation of performance quotations provided in Item 22.

     17. Independent Auditor's Consent

     18. None.

     19. Specimen price make up sheet required by Instruction 5 of Item 19(b).

Item 25.  Persons Controlled by or Under Common Control with
          Registrant

          Not applicable.

Item 26.  Number of Holders of Securities



                                 Number of Record Holders
   Title of Class                as of February 28, 1998

   Fund One Class                     63

   Liquidity Fund Class              117


 Item 27.  Indemnification


      Section 1 of Article XII of the Registrant's By-Laws provides that the Registrant shall indemnify each officer and director of the corporation against all expenses incurred by such officer or director in connection with any proceeding in which he or she is involved as a result of (a) serving or having served as an officer or director of the corporation; (b) serving or having served as a director, officer or employee of any wholly-owned subsidiary, or (c) serving or having served any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the corporation.

      No indemnification shall be provided to an officer or director with respect to a matter as to which such person shall not have acted in good faith and with the reasonable belief that his or her action was in the best interest of the corporation. The registrant may purchase and maintain insurance to protect itself and any officer or director against liability of any character asserted against and incurred by the Registrant or any such officer or director, or arising out of any such status, whether or not the Registrant would have the power to indemnify such person against such liability by law or under the provisions of the By-laws, except such person shall not be insured in the event of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions described above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 28.  Business and Other Connection of Investment Advisor

         Not applicable, as the Registrant does not currently contemplate the utilization of the services of an investment advisor.


Item 29.  Principal Underwriters

         Not applicable, as the Registrant does not use an underwriter in connection with the distribution of its securities.

Item 30.  Location of Accounts and Records

         The accounts, books, and other documents of the Registrant are physically maintained at the principal offices of the Registrant at 75 Park Plaza, Boston, Massachusetts
02116-3934.


Item 31.  Management Services

         There are no management-related service contracts under which services are provided to the Registrant.


Item 32.  Undertakings

         Not applicable, as this Registration Statement does not relate to the Securities Act of 1933.

                              SIGNATURES

         Pursuant to the requirements of the Investment Company
Act of 1940, the Registrant has duly caused this Amended
Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 31st day of March, 1998.

                             CO-OPERATIVE BANK INVESTMENT
                             FUND d/b/a BANK INVESTMENT FUND


                             By:
                                James L.  Burns, Jr.
                                President



                                   1940 ACT FILE NO. 811-4421


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                         EXHIBITS TO FORM N-lA
                           AMENDMENT NO. 17



                   REGISTRATION STATEMENT UNDER THE
                    INVESTMENT COMPANY ACT OF 1940






                   CO-OPERATIVE BANK INVESTMENT FUND
                      d/b/a Bank Investment Fund


                             75 Park Plaza
                   Boston, Massachusetts 02116-3934

                            (617) 695-0415






                                              Exhibit 2



                  COOPERATIVE BANK INVESTMENT FUND


                     d/b/a BANK INVESTMENT FUND


                              BY-LAWS


                       AMENDED AND RESTATED
                       AS OF MARCH 20, 1997




                  COOPERATIVE BANK INVESTMENT FUND

                     d/b/a BANK INVESTMENT FUND

                              BY-LAWS

                             ARTICLE I

                     Principal Office and Seal

     Section 1. The principal office of the Cooperative Bank Investment Fund d/b/a BANK INVESTMENT FUND (the "corporation") shall be in the City of Boston, County of Suffolk, Commonwealth of Massachusetts.

     Section 2. The corporation shall have a seal bearing its name, year of organization and such other insignia or inscription as the board of directors of the corporation may determine.

                             ARTICLE II

                    Purposes of the Corporation

     The purposes of the corporation shall be to give effect to and administer for the benefit of its participating investors the laws governing the corporation, more particularly Chapter 482 of the Acts of 1984, as amended (the "Act of Incorporation").

                            ARTICLE III

                     Members of the Corporation

     Section 1. General. The members of the corporation shall be the incorporators of the corporation, as designated in the Act of Incorporation.

     Section 2. Voting. Each member of the corporation shall be entitled to one vote.

     Section 3. Annual Meetings. The annual meeting of the members of the corporation for the election by ballot of directors and the transaction of such other business as may properly come before the meeting shall be held each year at the office of the corporation in the City of Boston, or at such other place as may be stated in the notice of the meeting, on such date within 90 days of the end of the corporation's fiscal year as may be determined by the Chief Executive Officer. In case the annual meeting is not held on the date specified, the Chief Executive Officer or any three members of the corporation may direct the Clerk of the Corporation to call a special meeting in lieu of and for the purpose of such annual meeting and all proceedings at such special meeting shall have the same force and effect as at an annual meeting.

     Section 4. Special Meetings. Special meetings of the members shall be called by the Clerk of the Corporation whenever the board of directors or the Chief Executive Officer shall so order, or upon written request of three or more members, and such request shall state the purpose of such meeting.

     Section 5. Notice. Notice of the annual meeting and of all special meetings of the members shall be given by the Clerk of the Corporation by mailing or delivering to each member at least seven days before the day fixed for the meeting a notice stating the place, day, hour and purpose of the meeting.

     Section 6. Quorum. At every meeting shall be present in person at least ten of the members in order to constitute a quorum, but a smaller number may adjourn from time to time.

     Section 7. Waiver of Notice; Action By Consent. Members may waive notice of a meeting by a writing signed before or after such meeting and if present at any meeting shall be conclusively presumed to have received due notice thereof. Any action required or permitted to be taken at any meeting of the members, directors or any committee thereof may be taken without a meeting if all members, directors or committee members entitled to vote on the matter consent to the action in writing.

     Section 8. Savings Bank Representative. In the event that one or more Massachusetts savings banks shall invest in the corporation, such banks shall be entitled to appoint a representative who may attend all meetings of the members on an advisory basis and he shall be given notice of all such meetings in the same manner as required to be given to members.

                             ARTICLE IV

                         Board of Directors

     Section 1. Management of the Corporation. The affairs, property and business of the corporation shall be managed by a board of not less than five, nor more than seven directors. The board of directors may exercise all such powers of the corporation as are not by the Act of Incorporation or other law or by these by-laws required to be otherwise exercised.

     Section 2. Composition. The directors shall at all times be persons who are officers or directors of a member bank of The
Co-operative Central Bank, but not more than seven directors shall at any one time be then directors of The Cooperative Central Bank.

     Section 2(a). Term. No Director may serve more than two full three-year terms consecutively. Directors sitting on the board on June 30, 1997 may not be renominated if they have already served two full consecutive terms. This section shall take effect on July 1, 1997.

     Section 3. Nominations and Elections. The Directors shall be divided into three groups as equal in number as possible. At the 1991 annual meeting of the corporation, one group shall be elected for a term of three years, one group shall be elected for a term of two years, and one group shall be elected for a term of one year. At the ensuing annual meeting following the conclusion of such terms, each group shall be elected for a three-year term, subject to
Section 4 of this Article IV. All Directors shall hold office until their successors are elected and qualified or until their earlier resignation or removal.

     On or before the third Monday in December prior to each such annual meeting, the President shall appoint a Nominating Committee of three Directors, who shall be subject to confirmation by the Board of Directors. It shall be the duty of the Nominating Committee to nominate eligible persons for election as Directors at the next annual meeting of the corporation. The Nominating Committee shall file its list of nominees with the Clerk of the Corporation at or before 4:00 P.M. on the third Monday in January following their appointment. Within one week of said filing, the list of nominees shall be mailed or delivered by the Clerk of the Corporation, or any other officer designated by the President, to each of the members of the corporation. In the event that the Committee fails to make a nomination for the position of a Director whose term is expiring as of the date of said annual meeting, the Board of Directors shall make such nominations so that at least one person is nominated for each such office. Any member may nominate, in addition to such nominees, not more than one eligible person for each Director's position with respect to which the current Director's term is expiring as of the date of said annual meeting by filing the same with the Clerk of the Corporation not later than 35 days after the third Monday in January. The Board of Directors may also nominate an eligible person in place of any nominee who shall have deceased or withdrawn at any time prior to the annual meeting of the corporation.

     Any person validly nominated pursuant to the foregoing paragraph shall be a nominee for election to Director at said annual meeting of the corporation. If more candidates are nominated than there are positions to be filled, the election of Directors shall be decided by a plurality of the votes cast by the members.

     Section 4. Removal. Any director may be removed from office by a majority of the members of the corporation by a vote passed at a meeting of the members.

     Section 5. Vacancies. Vacancies on the board of directors shall be filled by a majority vote of those members of the corporation present at a meeting duly called for such purpose.

     Section 6. Disqualification. Any director whose bank ceases to be a member of The Cooperative Central Bank shall cease to be an officer or director of the corporation and his office(s) shall be deemed vacant as of the date his bank ceases to be a member. Said disqualification shall not apply to a director whose bank ceases to be a member of The Cooperative Central Bank by virtue of its consolidation or merger with another member bank. For purposes of this section, a member bank shall mean a cooperative bank organized and chartered pursuant to chapter one hundred seventy of the General Laws.

     Section 7. Quorum; Majority Vote. A majority of the directors in office shall constitute a quorum for the transaction of business, but a smaller number may adjourn any meeting of the board of directors from time to time. Any or all powers, duties and responsibilities conferred upon the board of directors may be exercised by vote of a majority of its members in attendance at any meeting of the board at which a quorum is present, except in cases where under applicable provisions of law action by a higher percentage of the directors is required.

     Section 8. Meetings; Chairman and Clerk. An annual meeting of the directors shall be held as soon after the annual meeting of the corporation as is feasible. Regular meetings of the directors shall be held at such times and places as the directors may determine.
Special meetings may be held in like manner and shall be called by the Clerk of the Corporation whenever the Chief Executive Officer or any three directors shall so request in writing, and three days' notice of such meetings shall be given to each director not joining in the request for such meetings. Directors may waive notice of a meeting by a writing signed before or after such meeting, and if present at any meeting shall be conclusively presumed to have received due notice thereof. The board of directors may provide for a Chairman of said board and, if so provided, the Chairman shall be elected by and from the directors, and shall at all times be a director. The Chairman shall preside at all meetings of the board of directors and the members, but shall not have other duties in such capacity and shall not be an officer of the corporation. The board of directors may provide for a clerk of said board and, if so provided, the clerk of the board of directors shall be elected by and from the directors, and shall at all times be a director. The clerk of the board of directors shall keep a record of the proceedings at all meetings of the directors and shall give certifications relating to the same, but shall not have other duties in such capacity and shall not be an officer of the corporation.

     Section 9. Powers. Without any limitation of the powers granted to the board of directors by Section 1 of this Article IV, the board of directors, subject to the provisions of the Act of Incorporation and other applicable provisions of law, shall have power:

          (a) To purchase any property or rights and to enter into any contracts which it deems advantageous to the corporation;

          (b) To buy or sell bonds, debentures or other securities for such sums and at such prices as it may deem expedient;

               To invest and reinvest cash and other property, and to hold cash or other property uninvested;

          (d) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities, debt instruments or property; and to execute and deliver proxies or powers of attorney to such person or persons as the board of directors shall deem proper, granting to such person or persons such power and discretion with relation to securities, debt instruments or property as the board of directors shall deem proper;

          (e) To exercise powers and rights of subscription or other rights which in any manner arise out of ownership of securities or debt instruments;

          (f) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, relating to any security or debt instrument which is or was held by the corporation; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security or debt instrument held by the corporation;

          (g) To join with other holders of any securities or debt instruments in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security or debt instrument with, or transfer any security or debt instrument to, any such committee, depository or trustee, and to delegate to any of the foregoing such power and authority with relation to any security or debt instrument (whether or not so deposited or transferred) as the board of directors shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the board of directors shall deem proper;

          (h) To compromise, arbitrate or otherwise adjust claims in favor of or against the corporation or any matter in controversy, including but not limited to claims for taxes;

          (I) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

          (j) To purchase and pay for entirely out of the corporation's property such insurance as the board of directors may deem necessary or appropriate for the conduct of the corporation's business, including, without limitation, insurance policies insuring the assets of the corporation and payment of distributions and principal on its portfolio investments, and insurance policies insuring the members, directors, officers, employees, agents, consultants, investment advisers, managers, and administrators and any person connected therewith, and the corporation individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the corporation would have the power to indemnify such person against such liability; and

          (k) To pay pensions for faithful service, as deemed appropriate by the board of directors, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchase of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the officers, employees and agents of the corporation; and

          (l) To take or cause to be taken all action determined by said board at any time or from time to time to be necessary or advisable to give effect to the purposes of the corporation and the provisions of law applicable thereto.

     Section 10. Compensation. Directors as such shall not receive any salary for their services, but by resolution of the board a reasonable fixed sum and expenses of attendance may be allowed for attendance at board meetings.

     Section 11. Delegation. The board of directors may from time to time delegate any of its powers to committees or officers, attorneys or agents of the corporation, subject to such regulations as may be adopted by the board; provided, however, that no such delegation of its powers by the board of directors shall relieve the directors of the duties and obligations imposed upon them by law or by these by-laws.

     Section 12. Certain Contracts. The board of directors may, at any time and from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, other type of organizations, or individuals (a "Contracting Party") to provide for the performance and assumption of some or all of the following services, duties and responsibilities to or for the corporation, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below, as the board of directors may determine appropriate:

          (a) Subject to the general supervision of the board of directors and in conformity with the stated policy of the corporation with respect to the investments of the corporation, to manage such investments and assets, make investment decisions with respect thereto, and to place purchase and sale orders for portfolio transactions relating to such investments and assets;

          (b) Subject to the general supervision of the board of directors and in conformity with any policies of the board of directors with respect to the operations of the corporation, to supervise all or any part of the operations of the corporation, and to provide all or any part of the administrative and clerical personnel, office space and office equipment and services appropriate for the efficient administration and operation of the corporation;

               To maintain records of the ownership of outstanding shares, the issuance and redemption and the transfer thereof, and to disburse any dividends declared by the board of directors and, in accordance with the policies of the board of directors and/or the instructions of any particular shareholder, to reinvest any such dividends;

          (d) To provide service with respect to the relationship of the corporation and its shareholders, records with respect to shareholders and their shares, and similar matters; and

          (e) To handle all or any part of the accounting responsibilities, whether with respect to the corporation's properties, shareholders or otherwise.

     The same person may be the Contracting Party for some or all of the services, duties and responsibilities to, for and of the corporation.

                             ARTICLE V

                            Committees

     Section 1. General. There may be appointed such committees as the board of directors deems necessary, including an Executive
Committee.

     Section 2. Executive Committee. Any such Executive Committee may have delegated to it the powers to conduct the current and ordinary business of the corporation while the board of directors is not in session.

                             ARTICLE VI

                              Officers

     Section 1. General. The officers of the corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Clerk of the Corporation, a Treasurer, and an Assistant Treasurer, and such other officers as the board of directors may designate. The directors at their annual meeting in each year shall elect the aforesaid officers, provided, however, that the incorporators at their first meeting shall elect officers to hold office until the first meeting of the board of directors, and the board of directors at its first meeting shall elect officers to hold office until the first annual meeting of the board. All said officers shall hold their respective offices until the next following annual meeting of the board of directors and thereafter until their successors are elected and qualified, unless a different term is specified above or shall be designated by the directors, subject, however, to removal at any time by vote of a majority of the board of directors. Vacancies in any of said offices shall be filled by the board of directors for the unexpired portion of the term thereof. Officers may be paid such salary or compensation as the board of directors shall determine. Unless otherwise prohibited by law or these by-laws, any two or more offices may be held by the same person, but the office of director and any office other than director shall not be held by the same person.

     Section 2.  Chief Executive Officer.  The Chief Executive
Officer shall have general supervision and control of the corporation's business, including the authority to appoint any agents or employees, other than those provided by law or by these bylaws to be elected or appointed by the members or the board of directors, and to prescribe their authority and duties, which may include the authority to appoint subordinate agents or employees. In addition to said authority, in the absence of any Chairman provided for pursuant to Article IV, Section 8, the Chief Executive Officer shall preside at all meetings of the members and of the board of directors and have such other powers, authority and duties as from time to time may be provided by law or by action of the board of directors. The President shall be the Chief Executive Officer, unless otherwise determined by the board of directors.

     Section 3. President. The President shall be the Chief Executive Officer of the corporation, unless otherwise determined by the Board of Directors, and shall have such powers and perform such duties as are provided by law and as the board of directors may from time to time designate.

     Section 4. Vice Presidents. Each Vice President shall have such powers and perform such duties as from time to time the Chief Executive Officer may delegate to him or as the board of directors may prescribe.

     Section 5. Treasurer and Assistant Treasurer. The Treasurer shall have the control of the money, securities and other property belonging to the corporation (except his own bond which shall be kept by the President), and shall cause the same to be held or deposited for safekeeping subject to the authority of the board of directors, and shall perform such other duties as are usually required of treasurers of corporations, or as may be prescribed by law, by the board of directors or by the Chief Executive Officer. The Assistant Treasurer may perform any or all of the duties of the Treasurer.

     Section 6. Clerk of the Corporation. The Clerk of the Corporation shall be sworn and shall keep a record of the proceedings at all meetings of the members in a book or books to be kept therefor, and shall give notice of all meetings required by these By-laws. In case of the absence or disability of the Clerk of the Corporation, the Chief Executive Officer may designate a person who shall send required notices of meetings during such absence or disability; and the Chief Executive Officer may appoint a person to serve as Clerk pro tem. The Clerk of the Corporation shall be a resident of the Commonwealth of Massachusetts.

     Section 7. Other Officers. Any other officer not specifically referred to above, who may be elected by the board of directors, shall have such powers and duties as the board of directors or the Chief Executive Officer may from time to time prescribe.

     Section 8. General Powers. Subject to these bylaws, each officer shall have in addition to the duties and powers specifically set forth herein, such duties and powers as are customarily incident to his or her office, and such duties and powers as may be designated from time to time by the board of directors or the Chief Executive Officer.

     Section 9. Bonds and Sureties. The Treasurer, the Assistant Treasurer and such other officers as the board of directors may determine shall be bonded for the faithful performance of their duties in such amounts and with such sureties, if any, as the board of directors shall determine.

                            ARTICLE VII

                   Shares of Beneficial Interest

     Section 1. Definitions. As used in this Article VII, the term "Share" and any derivative thereof shall mean a Share of any class of Shares of beneficial interest of the corporation authorized by the board of directors, and the term "eligible investor" shall include any entity eligible to purchase Shares of the corporation pursuant to the Act of Incorporation, as amended from time to time.

     Section 2. Description of Shares; Establishment of Classes. The beneficial interest of the corporation shall be divided into Shares, without par value. The board of directors shall have the authority from time to time to divide the Shares into two or more classes of Shares to represent Shares in two or more distinct investment funds as provided in Section 4 of the Act of Incorporation, to establish and designate such classes, and to fix and determine the relative rights and preferences as between the different classes of Shares as to right of repurchase and the price, terms and manner of repurchase, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, and conversion rights. Except as aforesaid or as otherwise provided herein, all Shares of the different classes shall be identical.

     The number of authorized Shares and the number of Shares of each class that may be issued is unlimited. The board of directors may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any class into one or more classes that may be established and designated from time to time.

     The board of directors may issue Shares of any class for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Share dividend or split). All Shares when so issued on the terms determined by the board of directors shall be fully paid and non-assessable.

     The board of directors may from time to time close the transfer books or establish record dates and times for the purposes of determining the holders of Shares entitled to be treated as such.

     The establishment and designation of any class of Shares shall be effective upon a vote for such establishment and designation of the relative rights and preferences of such class. At any time that there are no Shares outstanding of any particular class previously established and designated, the board of directors may abolish that class and the establishment and designation thereof.

     Section 3. Assets, Liabilities, Etc. of Classes. The Shares of any class that may from time to time be established and designated by the board of directors shall have the following relative rights and preferences:

          (a) Assets Belonging to a Class. All consideration received by the corporation for the issue or sale of Shares of a particular class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the corporation. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any general items allocated to that class as provided in the following sentence, are herein referred to as "assets belonging to" that class. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily iden-tifiable as belonging to any particular class (collectively "General Items"), the board of directors shall allocate such General Items to and among any one or more of the classes established and designated from time to time in such manner and on such basis as it, in its sole discretion, deems fair and equitable; and any General Items so allocated to a particular class shall belong to that class. Each such allocation by the board of directors shall be conclusive and binding upon the Shareholders of all classes for all purposes.

          (b) Liabilities Belonging to a Class. The assets belonging to the corporation in respect of a particular class shall be charged with the liabilities of the corporation in respect of such class, and all expenses, costs, charges and reserves attributable to that class, and any general liabilities, expenses, costs, charges or reserves of the corporation which are not readily identifiable as belonging to any particular class shall be allocated and charged by the corporation to and among any one or more of the classes established and designated from time to time in such manner and on such basis as the board of directors in its sole discretion deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a class are herein referred to as "liabilities belonging to" that class. Each allocation of liabilities, expenses, costs, charges and reserves by the board of directors shall be conclusive and binding upon the holders of all classes for all purposes.

               Income Belonging to a Class. The board of directors shall have full discretion to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding.

          Income belonging to a class includes all income, earnings and profits derived from assets belonging to that class, less any expenses, costs, charges or reserves belonging to that class, for the relevant time period, all determined in accordance with generally accepted accounting principles.

          (d) Dividends and Distributions. Dividends and distributions on Shares of a particular class may be paid to the holders of Shares of that class with such frequency as the board of directors may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted by the board of directors, from such of the income and capital gains, accrued or realized, from the assets belonging to that class, as the board of directors may determine, after providing for actual and accrued liabilities belonging to that class.

          Except as hereinafter provided, all dividends on Shares of a particular class shall be paid only out of the income belonging to that class and capital gains distributions on Shares of a particular class shall be paid only out of the capital gains belonging to that class. All dividends and distributions on Shares of a particular class shall be distributed pro rata to the holders of that class in proportion to the number of Shares of that class held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the board of directors may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the board of directors under such program or procedure.

          The corporation intends to qualify as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder. Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of the corporation, the board of directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the board of directors, to enable the corporation to qualify as a regulated investment company and to avoid liability of the corporation for federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the board of directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the corporation for such tax.

          Dividends and distributions may be made in cash or Shares or a combination thereof as determined by the board of directors or pursuant to any program that the board of directors may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof.

          (e) Liquidation. In the event of the liquidation or dissolution of the corporation, the Shareholders of each class that has been established and designated shall be entitled to receive, as a class, when and as declared by the board of directors, the excess of the assets belonging to that class over the liabilities belonging to that class. The assets so distributable to the Shareholders of any particular class shall be distributed among such Shareholders in proportion to the number of Shares of that class held by them and recorded on the books of the corporation. The liquidation of any particular class with Shares then outstanding may be authorized by vote of a majority of the board of directors.

          (f) Repurchase by Shareholder. Each holder of Shares shall have the right at such times as may be permitted by the corporation, but no less frequently than once each week, to require the corporation to repurchase all or any part of its Shares of that class at a redemption price equal to the net asset value per Share of that class next determined in accordance with Article VIII after the Shares are properly tendered for repurchase. Payment of the redemption price shall be in cash; provided, however, that if the board of directors determine, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the corporation may make payment wholly or partly in securities or other assets belonging to the class of which the Shares being redeemed are part at the value of such securities or assets used in such determination of net asset value.

          Notwithstanding the foregoing, the corporation may postpone payment of the repurchase price and may suspend the right of the holders of Shares of any class to require the corporation to redeem Shares of that class during any period or at any time when and to the extent permissible under Section 8 of this Article VII.

          (g) Equality. All Shares of each class shall represent an equal proportionate interest in the assets belonging to that class (subject to the liabilities belonging to that class), and each Share of any particular class shall be equal to each other Share of that class. The board of directors may from time to time divide or combine the Shares of any particular class into a greater or lesser number of Shares of that class without thereby changing the proportionate beneficial interest in the assets belonging to that class or in any way affecting the rights of Shares of any other class.

          (h) Fractions. Any fractional Share of any class, if any such fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share of that Class, including with respect to receipt of dividends and distributions, redemption of Shares, and liquidation of the corporation.

          (I) Conversion Rights. The board of directors shall have the authority to provide the holders of Shares of any class with the right to convert said Shares into Shares of one or more other classes in accordance with such requirements and procedures as may be established by the board of directors.

     Section 4. Ownership of Shares. The ownership of Shares shall be recorded on the books of the corporation or of a transfer or similar agent for the corporation, which books shall be maintained separately for the Shares of each class that has been established and designated. No certificates certifying the ownership of Shares need be issued except as the board of directors may otherwise determine from time to time. The board of directors may make such rules as they consider appropriate for the issuance of any such Share certificates, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the corporation as kept by the corporation or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares of each class held from time to time by each such Shareholder.

     Section 5. Status of Shares. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto.

     Section 6. Transfer of Shares. Shares may be transferred, subject to the restrictions set forth in Section 3 of the Act of Incorporation, by delivery of a written power of attorney to sell, assign and transfer the same, signed by the owner of the Shares. No transfer of any Share or Shares shall be of any effect as regards the corporation nor shall it be in any way bound to recognize the same until such transfer has been recorded on the books of the corporation. It shall be the duty of every Shareholder to notify the corporation of its mailing address.

     Section 7.  Sale of Shares.

     A.   Offering of a Limited Number of Shares; Initial Offering.
Whenever a limited number of Shares of any class of the corporation are issued for sale (except so many Shares first sold out of the initial issue of Shares as will be sufficient to net a total of not more than One Million Two Hundred Fifty Thousand Dollars
($1,250,000), which Shares may be sold at private sale free from any requirement as to offering) the board of directors shall set a date when subscriptions shall close, and notice of such date shall be given to each eligible investor at the same time and in the same manner that Shares of that issue are offered to each eligible investor for sale. Subscriptions for Shares shall be received up to and including that date, subject to the right of the board of directors to reject subscriptions as hereinafter described, but no Shares shall be sold until after that date. After that date, if there is an undersubscription, Shares already subscribed for may be sold to the subscribers, and the remainder shall be retired unless the board of directors shall make, or shall have made, some other provision. The board of directors may at any time before notice of acceptance of any subscription has been given by the corporation withdraw all or part of the offering of an issue or reject all subscriptions, or both, provided that such withdrawal or rejection applies impartially to all subscribers or prospective subscribers and includes all subscriptions then outstanding. If, on the date set for the closing of subscriptions, there is an oversubscription, the Chief Executive Officer (including, for the purposes of this Section any other officer designated by the board of directors) shall cause to be determined the ratio between the total number of Shares subscribed for and the total number of Shares available for distribution in that issue, and shall then, subject to the right of the board of directors to reject subscriptions as heretofore described, ballot from that issue to each applicant a proportionate part of that applicant's total subscription, which proportion shall be based upon that ratio. In making allotments after determination of the proportion for each applicant, the Chief Executive Officer shall make such adjustments as he may elect in his sole discretion so that the allotments shall be in full
Share amounts. Except in the case of the initial issue, the price for which shall be fixed in advance of the offering thereof by the board of directors subject to the limitation contained in Section 3 of the Act of Incorporation, the price of Shares sold shall be fixed as follows. The issue shall be sold at a price per Share based on the current net asset value of the Shares sold, i.e., the net asset value calculated pursuant to Section 5 of the Act of Incorporation and Article VIII of these By-Laws, which is next computed after receipt and acceptance of the subscription therefor. In case a subscription on which an allotment has been made is not taken up within ten (10) days after such allotment, the board of directors shall have power in its discretion to cancel the subscription and dispose of the Shares as if there had been an undersubscription to that extent. In case of an undersubscription, unless there is another offering of the unsubscribed portion to all eligible in-vestors or the whole or the balance is withdrawn from sale, the Shares sold after the closing date shall be sold at a price per Share equal to the net asset value per Share of the outstanding Shares next determined following receipt and acceptance of the subscription.

     In any offering of a limited number of Shares of any class of the corporation to eligible investors subsequent to the initial issue, the substance of this Section 7 shall be stated as well as the number of Shares offered, and, for the information of subscribers, the net asset value per Share as last determined prior to the offering.

     B. Offering of an Unlimited Number of Shares. If the board of directors shall have determined to offer an unlimited number of Shares of any class of the corporation to eligible investors, an order to purchase Shares of a class shall be effected at the net asset value of Shares of that class calculated pursuant to Section 5 of the Act of Incorporation and Article VIII of these By-laws and determined as of the next following business day after the receipt of such order and payment therefor in collected funds.

     Section 8. Repurchase of Shares. Any Shareholder which desires to sell to the corporation any Shares of any class of the corporation of which it is the record owner may do so in accordance with the provisions of the Investment Company Act of 1940 as that Act may be amended from time to time, and regulations issued thereunder, and pursuant to procedures established by the board of directors consistent with such Act.

     The repurchase price so to be paid in each instance shall be the net asset value of the Shares next determined in the manner provided in Section 5 of the Act of Incorporation and Article VIII of these Bylaws after such Shares are properly offered for repurchase.

                            ARTICLE VIII

             Determination of Net Asset Value of Shares

     "Asset value" as referred to in Section 5 of the Act of Incorporation shall be referred to in these By-laws as "net asset value." In addition to any determination of net asset value of Shares of any class of the corporation made upon request of a shareholder as provided by Section 5 of the Act of Incorporation, the net asset value of each Share of any class of the corporation outstanding shall be determined by the board of directors, or any two or more of the officers or directors of the corporation as the board may designate, as of the close of business of the New York Stock
Exchange (or as of such other time as the corporation lawfully determines the net asset value of Shares of any class) on the last business day of each month, unless such day is a legal holiday for the New York Stock Exchange (with the exception of Good Friday), in which case it shall be determined on the next preceding day which is not such a legal holiday. The net asset value of Shares of any class of the corporation may be determined at such other times as the board of directors shall prescribe.

     For whatever purposes or under whatever requirement determined, the net asset value of each Share of a class of the corporation as of any particular time shall be the quotient obtained by dividing the value, as at such time, of the net assets attributable to such class (i.e., the value of assets attributable to such class less the liabilities of such class) by the total number of Shares of such class outstanding at such time, all determined and computed as follows:

          (1) Securities for which market quotations are readily available shall be valued at their current market value; and

          (2) Other securities and assets shall be valued at fair value as determined in good faith by the board of directors.

     For the purposes of this Article VIII:

          (1) Shares of any class of Shares sold shall be deemed to be outstanding as of the time of acceptance of the subscription or order, as the case may be, and the sale price thereof to the corporation (less any stamp or other tax payable by the corporation in connection with the issuance thereof) shall be deemed to be an asset attributable to such class.

          (2) Shares of any class offered to the corporation for repurchase by the corporation under Section 8 of Article VII of these By-laws shall be deemed to be outstanding until the time as of which the repurchase price of such Shares is determined. After such time, such Shares shall be deemed to be no longer outstanding and the repurchase price therefor shall be deemed to be a liability attributable to such class until paid.

                             ARTICLE IX

                             Custodian

     The Custodian employed by the corporation pursuant to Section 6 of the Act of Incorporation shall be required to enter into a written contract with the corporation which shall contain provisions:

          (a) Authorizing and directing the Custodian to make all securities in its possession available for inspection by the Office of the Commissioner of Banks of Massachusetts;

          (b) If there shall be a Custodian having custody of the assets of more than one class of Shares, requiring such Custodian to segregate the assets of each class from the assets of each other class, and to keep separate accounts and records with respect thereto; and

               Any other provisions not inconsistent with the provisions of Section 6 of the Act of Incorporation or with this By-law as the board of directors may approve.

                             ARTICLE X

                            Fiscal Year

     The fiscal year shall begin on the first day of January in each year and shall end on the thirty-first day of December in each year.

                             ARTICLE XI

                          Amendments, Etc.

     Adoption of these By-laws and amendments or repeal in whole or in part may be voted upon by the board of directors at any meeting. The By-laws, or the amendment or other action as the case may be, may be voted upon by the members at any meeting. The submission of the Bylaws to the members and the board of directors may be in any order, or simultaneously. The By-laws, or any amendment or other action in regard to the By-laws, shall be submitted to the Commissioner of Banks for approval and shall take effect at the time specified by the members and board of directors after approval by the Commissioner of Banks, and if no time is specified shall take effect immediately upon such approval.

                            ARTICLE XII

                          Indemnification

     Section 1. General. To the extent permitted by law and except as provided in Sections 2 and 3 of this Article XII, each officer and director of the corporation (and his or her heirs and personal representatives) shall be indemnified by the corporation against all expenses incurred by such officer or director in connection with any proceeding in which he or she is involved as a result of (a) serving or having served as a officer or director of the corporation, (b) serving or having served as a director, officer or employee of any
wholly-owned subsidiary of the corporation, or   serving or having
served any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the corporation.

     Section 2. Good Faith Requirement. No indemnification shall be provided to an officer or director with respect to a matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation. In the event that a proceeding is compromised or settled so as to impose any liability or obligation upon an officer or director, no indemnification shall be provided to such person with respect to a matter if the corporation has obtained an opinion of its counsel that with respect to said matter such officer or director did not act in good faith in the reasonable belief that his or her action was in the best interests of the corporation. Without any limitation of the foregoing, no indemnification shall be made with respect to any liability to the corporation or its Shareholders to which any person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

     Section 3. Expenses. To the extent authorized by the board of directors, such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal proceeding in advance of the final disposition of such proceeding upon receipt of an undertaking by the officer or director indemnified to repay such payment if he or she shall be adjudicated or determined to be not entitled to indemnification under Section 3 of this Article XII.

     Section 4. Insurance. The corporation may purchase and maintain insurance to protect itself and any officer or director against any liability of any character asserted against and incurred by the corporation or any such officer or director, or arising out of any such status, whether or not the corporation would have the power to indemnify such person against such liability by law or under the provisions of this Article XII.

     Section 5.  For the purposes of this Article XII:

          (a) "officer" means any person who serves or has served as an officer of the corporation;

          (b) "director" means any person who serves or has served as a member of the board of directors;

               "proceeding" means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency; and

          (d) "expenses" mean any liability fixed by a judgment, order, decree or award in a proceeding, any amount actually and reasonably paid in settlement of a proceeding and any legal fees and other disbursements reasonably incurred in a proceeding.

     Section 6. Nothing in this Article XII shall limit any lawful rights to indemnification existing independently of this Article.

14075-0:175599 v3












                                                                 Exhibit 7


                                 SECOND AMENDMENT
                   of the Defined Benefit Pension Plan (Plan C)
              of the Cooperative Banks Employees Retirement Program

                                (1994 Restatement)

     Pursuant to the provisions of Section 13.1 of the aforesaid Plan, Cooperative Banks Employees Retirement Association hereby amends said Plan, effective as of January 1, 1996 as follows:

     (1) Section 3.3 is hereby amended by inserting at the end thereof the following new subsection (e):

        "(e) any Period of Service during which he or she was not employed by a Participating Employer; provided, however, a Participating Employer may elect to included such Period of Service in accordance with rules and procedures prescribed by the Association."


     (2)   A new section 6.5 is hereby inserted:


            "6.5 Non-duplication of benefits.  Notwithstanding any provision of the Plan to the contrary, in the case of a Participant whose Credited Service included a Period of Service with an employer which maintains a tax qualified defined benefit pension plan (other than the Plan) in which such Participant participates, such Participant's Accrued Pension shall be reduced by any benefits accrued by such Participant during such Period of Service under such other pension plan."


     IN WITNESS WHEREOF, the Cooperative Banks Employees Retirement Association has caused this instrument of amendment to be executed in its name and on its behalf by its officer thereunto duly authorized on this 23 day of September, 1997.



                                          COOPERATIVE BANKS EMPLOYEES
                                          RETIREMENT ASSOCIATION

                                          By:________________________


                                          Title:_____________________



                                                                  Exhibit 7





                                 SIXTH AMENDMENT
                    of the Defined Contribution Plan (Plan A)
                        of the Cooperative Banks Employees
                           Retirement Program (1994 Restatement)



     Pursuant to the provisions of Section 13.1 of the aforesaid Plan, the Cooperative Banks Employees Retirement Association hereby amends said Plan by inserting a new paragraph at the end of Section 14.7 to read as follows:


     "(c)   Merger of Mercantile Bank and Trust Company 401(k) Plan.
Effectives of January 1, 1998, the Mercantile Bank and Trust Company 401(k) Plan and its related trust (the Mercantile plan and trust')are merged with and into the Plan and Trust. In connection with the merger, all of the provisions of the Plan and Trust are substituted for and completely replace the provisions of the Mercantile plan and trust except as follows:



     (I) Solely for purposes of determining vesting in amounts attributable to contributions under the Mercantile plan and trust prior to January 1, 1998, all of the applicable provisions of the Mercantile plan and trust in effect on December 31, 1997 relating to the determination of vesting will continue to apply (which provisions are incorporated herein by reference for such purpose only).


     (ii) Solely for purposes of determining in-service withdrawal rights in amount attributable to contributions made prior to January 1, 1998, all of the applicable provisions of the Mercantile plan and trust in effect on December 31, 1997 relating to in-service withdrawals will continue to apply (which provisions are incorporated herein by reference for such purpose only)."



     IN WITNESS WHEREOF, the Cooperative Banks Employees Retirement Association has caused this instrument to be executed in its name and on its behalf by its officer thereunto duly authorized at Norwood, Massachusetts on this 17th day of December, 1997.



                                          COOPERATIVE BANKS EMPLOYEES
                                          RETIREMENT ASSOCIATION


                                          By:________________________


                                          Title:_____________________

                                                  Exhibit 16



                        BANK INVESTMENT FUND

                          Yield worksheet

                   FUND ONE         DATE 12/31/97



           Yield = 2[( a - b        6
                        ____    + 1)  -1]
                     [(  cd )

  a = dividends and interest earned during the period.

  b = expenses accrued for the period (net of reimbursements).

  c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

  d = the maximum offering price per share on the last day of the period.

              a = 744,929.79         b = 33,500.00
              c = 146,642.6517        d =  983.7517

                a - b =  711,429.79

                            cd =  144,259,957.90

  Yield in accordance with the above formula is    5.99%.

                                                     Exhibit 16




                           BANK INVESTMENT FUND

                          Total Return Worksheet

           FUND ONE                         DATE 1 year
                                            Ended 12/31/97


                        n                          1
  Total Return: P(l + T)       =  ERV or     [(ERV)   /n}
                                             -------       -1
                                             [(P  )     }


  p = a hypothetical initial payment of $1000

  T = average annual total return

  n = number of years

  ERV =    ending redeemable value of a hypothetical $1000
           payment made at the beginning of the 1, 5, or 10 year periods to the end of the 1, 5, or 10 year periods (or fractional portion thereof).

           P    = 1000.00            T = 7.12%

           n    = 1                ERV = 1,071.1795

  Total return in accordance with the above formula is 7.12%.

                                                    Exhibit 16




                           BANK INVESTMENT FUND

                          Total Return Worksheet

                       FUND ONE                DATE 5 years
                                               Ended 12/31/97

                               n                    1
         Total Return: P(l + T)   =    ERV or [( ERV)    /n}
                                              --------       -1
                                                (P )       }


  p = a hypothetical initial payment of $1000

  T = average annual total return

  n = number of years

  ERV =    ending redeemable value of a hypothetical $1000
           payment made at the beginning of the 1, 5, or 10 year periods to the end of the 1, 5, or 10 year periods (or fractional portion thereof).

             P = 1000.00       T   =      5.44%

             n = 5 years      ERV =  1302.9883

  Total return in accordance with the above formula is 5.44%.







                                                     Exhibit 16




                           BANK INVESTMENT FUND

                          Total Return Worksheet

                       FUND ONE            DATE 10 years
                                           Ended 12/31/97

                              n                        1
        Total Return: P(l + T)     ERV or    [( ERV )   /n}
                                               -----       -1
                                              [( P  )     }

  p = a hypothetical initial payment of $1000

  T = average annual total return

  n = number of years

  ERV    = ending redeemable value of a hypothetical $1000
           payment made at the beginning of the 1, 5, or 10 year periods to the end of the 1, 5, or 10 year periods (or fractional portion thereof).

                     P = 1000.00     T   = 7.23%

                     n = 10 years    ERV = 2010.0599

  Total return in accordance with the above formula is 7.23%.



                                                   Exhibit 16


                          BANK INVESTMENT FUND

                             Yield worksheet


                             LIQUIDITY FUND       DATE 12/31/97




                   Yield = c  *     365
                                    ----
                                       7

                     c   =    a
                            ----
                              b

           a net investment income (per share) or net change

           b beginning value = 1000.00

           c base period return = net investment income
                                  ---------------------
                                  beginning value

           a =     1.0733                     b=   1000.00

                            c =    .0010733


           Yield in accordance with the above formula is 5.60%.





                                             Exhibit 17



                    INDEPENDENT AUDITOR'S CONSENT




We consent to the incorporation by reference in Form N-1A of our report dated January 30, 1998, and appearing on Page 12 of the Offering Circular on the financial statements of Bank Investment Fund -
Fund One, appearing on Pages 13 through 22 of the Offering Circular for the year ended December 31, 1997.





                                  Parent McLaughlin & Nangle
                                  Certified Public Accountants




Boston, Massachusetts
January 30, 1998




                                             Exhibit 17



                    INDEPENDENT AUDITOR'S CONSENT




We consent to the incorporation by reference in Form N-1A of our report dated January 30, 1998, and appearing on Page 12 of the Offering Circular on the financial statements of Bank Investment Fund -
Liquidity Fund, appearing on Pages 13 through 23 of the Offering
Circular for the year ended December 31, 1997.





                                  Parent McLaughlin & Nangle
                                  Certified Public Accountants







Boston, Massachusetts
January 30, 1998








                                                     Exhibit 19

                           BANK INVESTMENT FUND

                                 FUND ONE

                            PRICE MAKE UP SHEET


           Date:         12/31/97

  Net Asset Value - January 1

                                                  $ 151,591,242

  Cash Invested:

       YTD-Yesterday        $2,170,000

       INV-Today                 -0-                  2,170,000

  Dividends Reinvested:

      YTD-Yesterday           2,487,512

      DR-Today                  236,605               2,724,117

  Cash Redeemed:

      YTD-Yesterday         (14,212,519)

      RED-Today                  -0-               (14,212,519)

  Realized Gains (Losses):

     YTD-Yesterday                5,078

    G/L-Today                   -0-                       5,078

  Unrealized Depreciation:

     YTD-Yesterday            (1,330,580)

     Appreciation/
     (Depreciation) Today        -0-                (1,330,580)


  TOTAL NET ASSETS - TODAY                         $143,608,498





                                                   Exhibit 19


  PRE-NET ASSET VALUE COMPUTATION:

       Total Net Assets - Yesterday

        (Adjusted - see below)                     $143,371,893

        Today's Appreciation/
         Depreciation in Inv. Sec.*                        0

        Number of Shares Outstanding-
        Yesterday (Adjusted - see below)           145,739.9176

        Pre-NAV per share                             $983.7517


           POST-NET ASSET VALUE COMPUTATION:

           Total Net Assets - Today                $143,608,498

           Shares Outstanding:

               Today                               145,980.4309

               Current
               Redemptions                              - 0 -
               Current
               Investments   (Dividend Reinvestment)   240.5133

               Number of
               shares out-
               standing today                      145,980.4309

           NET ASSET VALUE PER SHARE                   983.7517


           *INVESTMENT SECURITIES  PORTFOLIO

                            Yesterday            Today

            Market          $139,029,654         $139,029,654

            Cost             138,695,885          138,695,885

           Appreciation/
           Depreciation       $ -0-                $  -0-

           TODAY'S CHANGE                          $  -0-





                                                Exhibit 19

                           BANK INVESTMENT FUND

                              Liquidity Fund

                            PRICE MAKE UP SHEET

                            Date:  12/31/97


  Net Asset Value - January 1
                                                   $210,207,556

  Cash Invested:

      YTD-Yesterday            $763,373,313

      INV-Today                     -0-             763,373,313

  Dividends Reinvested:

      YTD-Yesterday            $  7,052,027

  DR-Today                          688,829           7,740,856

  Cash Redeemed:

      YTD-Yesterday           ($746,117,261)

      RED-Today                     -0-           ($746,117,261)

  Realized Gains (Losses):

      YTD-Yesterday                 -0-

      G/L-Today                     -0-                  -0-

  Unrealized Appreciation:

      YTD-Yesterday                 -0-
     Appreciation/
      (Depreciation) Today          -0-                  -0-



           TOTAL NET ASSETS - TODAY                $235,204,464








                                                  Exhibit 19


 PRE-NET ASSET VALUE COMPUTATION:

           Total Net Assets - Yesterday            $235,204,464

           Today's Appreciation/
           Depreciation in Inv. Sec.                       0

           Number of Shares Outstanding-
               Yesterday                           235,204.4649

           Pre-NAV per share                         $1000.00


           POST-NET ASSET VALUE COMPUTATION:

           Total Net Assets - Today                $235,204,464

           Shares Outstanding:

           Today                                   234,515.6357

           Current
           Redemptions                                  - 0 -


           Current
           Investments   (Dividend Reinvestment)       688.8292

           Number of
           shares out-standing today               235,204.4649

  NET ASSET VALUE PER SHARE                          $1000.00


           INVESTMENT SECURITIES PORTFOLIO*

                           Yesterday                      Today

           Market                  $

           Cost

           Appreciation/
           Depreciation            $


           TODAY'S CHANGE                                    $


   This Section is Not Applicable - Amortized Cost Method used.